SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Electronic Data Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRONIC DATA SYSTEMS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2003

The Annual Meeting of Shareholders of Electronic Data Systems Corporation (“EDS”) will be held on Tuesday, May 20, 2003, at 1:00 p.m. local time, at the offices of EDS, 5400 Legacy Drive, Plano, Texas 75024. The purpose of the meeting is to:

•	elect four directors for a three-year term;

•	ratify the appointment of KPMG LLP as independent auditors;

•	consider and vote upon proposed amendments to the Amended and Restated EDS Incentive Plan (“Incentive Plan”) to permit the one-time exchange of options outstanding under that plan, as well as options outstanding under the PerformanceShare 1997 Nonqualified Stock Option Plan, the Transition Incentive Plan and the Global Share Plan, for new options to be granted under the Incentive Plan on a date at least six months and one day from the cancellation of the tendered outstanding options, with an exercise price equal to the fair market value of EDS’ common stock on the date of grant;

•	consider and vote upon a proposed amendment to the Incentive Plan to authorize the issuance of an additional 42 million shares thereunder;

•	consider and vote upon three shareholder proposals, if presented at the meeting; and

•	act upon such other matters as may properly be presented at the meeting.

Only EDS shareholders of record at the close of business on March 31, 2003, will be entitled to vote at the meeting. A map with directions to the meeting site is on the back cover of the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or vote through the telephone or Internet voting procedures described on the proxy card. Your completed proxy, or your telephone or Internet vote, will not prevent you from attending the meeting and voting in person should you so choose.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, indicating your plans when prompted. If you are a shareholder of record, please bring the top portion of the proxy card to the meeting as your admission ticket. If your shares are held in street name (by a bank or broker, for example), you may bring a recent account statement to the meeting in lieu of the admission ticket.

By order of the Board of Directors,

D. Gilbert Friedlander

Secretary

April 2, 2003

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2003

The Board of Directors of EDS is soliciting proxies to be used at the 2003 Annual Meeting of Shareholders (the “Meeting”). Distribution of this Proxy Statement and a proxy form is scheduled to begin on April 9, 2003. The mailing address of EDS’ principal executive offices is 5400 Legacy Drive, Plano, Texas 75024-3199.

About the Meeting

Who Can Vote

Record holders of EDS common stock (the “Common Stock”) at the close of business on March 31, 2003, may vote at the Meeting. On that date, 478,012,556 shares of Common Stock were outstanding. Each share is entitled to cast one vote.

How You Can Vote

If you return your signed proxy, or vote by telephone or the Internet, before the Meeting, we will vote your shares as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from each of the other proposals. Proposals 1 through 4 will be presented at the Meeting by management. Proposals 5 through 7 may be presented by shareholders.

If a proxy is executed and returned but no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. The Board of Directors recommends a vote FOR Proposals 1 through 4 and AGAINST Proposals 5 through 7.

If you participate in the EDS Stock Purchase Plan, the Common Stock fund under the EDS 401(k) Plan, the Incentive Plan or a dividend reinvestment program, you may receive one proxy card for all shares registered in the same name. If your accounts are not registered in the same name, you will receive a separate proxy card for your individual plan shares. Generally, shares in these plans cannot be voted unless the proxy card is signed and returned, although shares held in the 401(k) Plan may be voted in the discretion of the plan trustee.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised by: (1) delivering a written notice of revocation to the Secretary of EDS; (2) delivering another proxy that is dated later than the original proxy; or (3) attending the Meeting and voting by ballot.

Vote Required

The holders of a majority of the shares entitled to vote who are either present in person or represented by proxy at the Meeting will constitute a quorum for the transaction of business at the Meeting.

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected to that slot. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to any such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in street name, your broker may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. EDS understands that pursuant to New York Stock Exchange (“NYSE”) rules, Proposals 3 through 7 on the Meeting agenda are non-discretionary proposals for which your broker may not exercise voting discretion.

Governance of EDS

Board of Directors

The Board of Directors is elected by and accountable to the shareholders and is responsible for the strategic direction, oversight and control of EDS. Regular meetings of the Board are generally held six times per year and special meetings are scheduled when necessary. The Board held nine meetings in 2002. In 2002, all directors attended at least 83% of the meetings of the Board and the Board Committees of which they are members.

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to shareholders. Since the establishment of the current Board structure in 1996, the Board has continually reviewed and updated its governance practices and policies. In February 2003, the Board formally adopted the EDS Corporate Governance Guidelines. The Corporate Governance Guidelines incorporate the practices and policies under which the Board has operated since its inception, including the requirement that a substantial majority of directors be outside, independent directors with no significant financial or personal tie to EDS and that all Board committees be composed entirely of independent directors, as well as significant additional practices and policies to assist the Board in the performance of its duties and the exercise of its responsibilities to shareholders. The Corporate Governance Guidelines cover the following principal subjects:

•	Expectations of individual directors, including understanding EDS’ businesses and markets, review and understanding of materials provided to the Board and objective and constructive participation in meetings and strategic decision-making processes.

•	Board selection and composition, including Board size, independence of directors, number of independent directors, nomination and selection of directors, service on other boards, director retirement and director orientation and continuing education.

•	Board operations, including executive sessions of non-employee directors, annual Chief Executive Officer evaluation, annual Board and Committee evaluation, management development and succession planning, retention of independent advisors and operation and composition of Board Committees.

•	Director compensation and other matters, including payment of a significant portion of compensation in stock, prohibition on consulting agreements with directors, restrictions on charitable contributions to director affiliated organizations and procedures for avoidance or minimization of conflicts of interest.

The Corporate Governance Guidelines are posted on our Web site at www.EDS.com/governance. The Guidelines will be reviewed periodically and as necessary by the Governance Committee and any proposed additions or amendments will be presented to the full Board for its approval.

The NYSE has proposed rules that would require listed companies to adopt governance guidelines covering certain matters. We believe that the Corporate Governance Guidelines comply with the proposed rules.

Director Independence

EDS’ existing standards for determining director independence require the assessment of directors’ independence on an annual basis. In February 2003, the Board assessed the independence of each director in accordance with the then effective independence standards for directors, which generally define an independent director as one who does not have any relationship that may interfere with the exercise of his or her independence from management and EDS. The Board has determined, after careful review, that each non-employee director is independent. Accordingly, eight out of the ten current members of the Board are independent directors.

The NYSE has proposed rules that would adopt a revised definition of director independence for listed companies. Upon final approval of such rules, the Board will amend the Corporate Governance Guidelines as necessary to ensure that the standards for director independence are consistent with the final rules and will thereafter evaluate director independence in accordance with such standards. Based on the rules as proposed at the time of the Board’s evaluation of independence in February 2003, the Board believes that all non-employee directors would be independent under the proposed rules.

Committees of the Board

The Board of Directors has established three standing Committees to assist it in discharging its responsibilities: the Audit Committee; the Compensation and Benefits Committee; and the Governance Committee. Each Committee is composed entirely of independent directors. The Board has adopted a written charter for each Committee. Copies of these charters are posted on our Web site at www.EDS.com/governance. We believe that our Committee charters comply with the requirements of recently proposed NYSE rules regarding committee charters.

Audit Committee. The Audit Committee, which met nine times in 2002, is composed of Ray J. Groves (Chairman), Roger A. Enrico and Ray L. Hunt. The Audit Committee appoints the independent auditors (subject to shareholder ratification) and reviews the scope and cost of proposed audit and non-audit services as well as the qualifications and independence of the independent auditors. The Committee reviews with the independent auditors and internal audit staff the results of audits, any recommendations therefrom and the status of management’s actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and internal audit staff. It also reviews our annual and quarterly financial statements, programs established to monitor compliance with our Code of Conduct, and the status of material pending litigation and regulatory proceedings.

Compensation and Benefits Committee. The Compensation and Benefits Committee, which met eight times in 2002, is composed of C. Robert Kidder (Chairman), William H. Gray, III, Ray J. Groves, and Fred Hassan. Mr. Hassan joined the Committee in February 2003. The Committee conducts an annual evaluation of the Chief Executive Officer’s performance against set objectives, establishes the compensation of our executive officers and approves performance goals for performance-based executive plans or awards. It also oversees our employee benefit plans, reviews new employee benefit plans and significant amendments to existing plans, and administers all stock-based plans.

Governance Committee. The Governance Committee, which met four times in 2002, is composed of James A. Baker, III (Chairman), Roger A. Enrico and Judith Rodin. The Governance Committee reviews management succession and development plans, recommends to the Board the election of the Chairman and the Chief Executive Officer, and reviews the Chief Executive Officer’s recommendations regarding the election of other principal officers. It also reviews Board processes and policies, makes recommendations regarding shareholder proposals and the independence of the non-employee directors, determines the criteria for qualification of directors, and recommends to the Board candidates for director and for committee memberships. The procedures for submission by a shareholder of a director nominee are described under “Additional Information—Shareholder Proposals for 2004 Annual Meeting” below.

Compensation of Directors

A director who is also an employee of EDS is not entitled to any additional compensation for serving as a director. Each non-employee director receives annual cash compensation of $35,000, as well as $5,000 for serving as a committee chairman and $2,500 for attendance at each meeting of the Board or a Board committee. In addition, each non-employee director receives on an annual basis (i) options to purchase 4,000 shares of Common Stock at an exercise price equal to the fair market value of the shares at the date of grant and (ii) 500 shares of Common Stock. Such options and stock are subject to restrictions on sale that generally expire ratably over a three-year period. A non-employee director may elect each year to receive, in lieu of all or part of the cash fees he or she would otherwise receive in the next year, (i) additional stock options and/or (ii) additional shares of restricted stock.

Under the Deferred Compensation Plan for Non-employee Directors, a director may elect annually to defer all or a portion of his or her director’s fees and to have such deferred fees treated as if they had been invested either in a deferred interest bearing account or a phantom stock account. Fees deferred to an interest bearing account earn interest at a rate, adjusted as of January 1 of each year, equal to 120% of the applicable federal long-term rate published by the Internal Revenue Service, compounded monthly. Fees deferred to a phantom stock account are deemed to have purchased shares of Common Stock on the effective date of the deferral at the then fair market value of the stock. All amounts accumulated in the account, including any interest or deemed dividends, are paid to the director in either a lump sum or annual installments commencing upon (i) the date of termination of his or her status as a director or (ii) five years after such date.

Report of the Audit Committee

The Audit Committee oversees EDS’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and EDS, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended the selection of the company’s independent auditors and that such selection be submitted to shareholders for ratification.

Audit Committee

Ray J. Groves, Chairman

Roger A. Enrico

Ray L. Hunt

PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for three classes of directors to be as equal in number as possible. Each class serves a three-year term, with one class elected each year. Currently, the Board of Directors is composed of ten members. The four Class I directors whose terms expire at this Meeting are William H. Gray, III, Ray J. Groves, Jeffrey M. Heller and Ray L. Hunt. The Board of Directors has nominated these persons for election as Class I directors. If elected, each director will serve until the annual meeting in 2006, or until he is succeeded by another qualified director who has been elected. All other directors will continue in office until expiration of the terms of their classes at the annual meeting in 2004 or 2005, as the case may be.

We will vote your shares as you specify in your proxy. If you sign, date and return your proxy but do not specify how you want your shares voted, we will vote them FOR the election of the three nominees listed below. If due to unforeseen circumstances (such as death or disability) a nominee should become unavailable for election, the Board may either reduce the number of directors or substitute another person for the nominee, in which event your shares will be voted for that other person.

The following information regarding the nominees for director and each current director continuing in office is as of March 31, 2003.

The Board of Directors recommends a vote FOR each of the nominees for director.

Nominees for Director Whose Terms Expire in 2006

William H. Gray, III, 61

President and Chief Executive Officer of The College Fund/UNCF since September 1991. Mr. Gray has also served as the Senior Minister of the Bright Hope Baptist Church in Philadelphia since 1972. He served as a Congressman from Pennsylvania from 1979 to 1991. During his tenure, he was Chairman of the House Budget Committee, a member of the Appropriations Committee, Chairman of the House Democratic Caucus and Majority Whip. Mr. Gray is a director of Viacom Inc., J.P. Morgan Chase & Co., Dell Computer Corporation, The Prudential Insurance Company of America, Rockwell Automation, Inc., Visteon Corporation and Pfizer Corp. He has been a director of EDS since 1997.

Ray J. Groves, 67

President and Chief Executive Officer of Marsh Inc., the insurance brokerage and risk management subsidiary of Marsh & McLennan Companies, Inc., since January 2003, and President and Chief Operating Officer of Marsh Inc. from October 2001 to January 2003. Mr. Groves served as Chairman of Legg Mason Merchant Banking, Inc. from March 1995 to September 2001. He retired as Chairman and Chief Executive Officer of Ernst & Young LLP in September 1994, which position he held since 1977. Mr. Groves is a director of Boston Scientific Corporation, The Gillette Company and Marsh & McLennan Companies, Inc. Mr. Groves has been a director of EDS since 1996.

Jeffrey M. Heller, 63

Rejoined EDS in March 2003 as President and Chief Operating Officer and a director. Mr. Heller retired from EDS in February 2002 as Vice Chairman, a position he had held since November 2000. He had served as President and Chief Operating Officer of EDS from 1996 to November 2000, Senior Vice President from 1984 to 1996, and Chairman of EDS’ PLM Solutions subsidiary (then operating as Unigraphics Solutions Inc.) from January 1999 to February 2001. Mr. Heller joined EDS in 1968 and has served in numerous technical and management capacities. Mr. Heller is a director of Trammell Crow Company.

Ray L. Hunt, 59

Chairman of the Board, President and Chief Executive Officer of Hunt Consolidated Inc. and Chairman of the Board and Chief Executive Officer of Hunt Oil Company for more than five years. Mr. Hunt is a director of Halliburton Company and PepsiCo, Inc. and Chairman of the Board of the Federal Reserve Bank of Dallas. He has been a director of EDS since 1996.

Continuing Directors Whose Terms Expire in 2004

Roger A. Enrico, 58

Former Chairman and Chief Executive Officer of PepsiCo, Inc. Mr. Enrico was Chief Executive Officer of PepsiCo, Inc. from April 1996 to April 2001, Chairman of the Board from November 1996 to April 2001, and Vice Chairman from April 2001 to April 2002. He joined PepsiCo, Inc. in 1971, became President & CEO of Pepsi-Cola USA in 1983, President & CEO of PepsiCo Worldwide Beverages in 1986, Chairman & CEO of Frito-Lay, Inc. in 1991, and Chairman & CEO of PepsiCo Worldwide Foods in 1992. Mr. Enrico was Chairman and CEO, PepsiCo Worldwide Restaurants, from 1994 to 1997. He is a director of PepsiCo, Inc., Target Corporation, A.H. Belo Corporation and The National Geographic Society. Mr. Enrico has been a director of EDS since 2000.

Fred Hassan, 57

Chairman of the Board and Chief Executive Officer of Pharmacia Corporation since February 2001 and President of Pharmacia since March 2000. Mr. Hassan was President and Chief Executive Officer of Pharmacia & Upjohn, Inc., the predecessor of Pharmacia, from May 1997 to March 2000 and Executive Vice President and a director of American Home Products Corporation from 1995 to 1997. He is a director of Pharmacia Corporation, Avon Products, Inc. and Cigna Corporation. Mr. Hassan has been a director of EDS since February 2003.

C. Robert Kidder, 58

Chairman and Chief Executive Officer of Borden Capital, Inc. since January 1995. Mr. Kidder was Chairman and Chief Executive Officer of Duracell International, Inc. from August 1991 through October 1994 and its President and Chief Executive Officer from June 1988 to August 1991. He is a director of Borden Chemical, Inc. and Morgan Stanley Dean Witter Co. Mr. Kidder has been a director of EDS since 1996.

Continuing Directors Whose Terms Expire in 2005

James A. Baker, III, 72

Senior Partner of Baker Botts LLP since March 1993 and a Senior Counselor of The Carlyle Group, a merchant banking firm, since 1993. Mr. Baker served as Senior Counselor to the President of the United States and White House Chief of Staff from August 1992 to January 1993, as Secretary of State from January 1989 to August 1992, as Secretary of the Treasury from 1985 to 1988, and as White House Chief of Staff from 1981 to 1985. He is a director of the Howard Hughes Medical Institute. Mr. Baker has been a director of EDS since 1996.

Michael H. Jordan, 66

Chairman and Chief Executive Officer of EDS since March 2003. Mr. Jordan was Chairman and Chief Executive Officer of CBS Corporation (formerly Westinghouse Electric Corporation) from July 1993 until December 1998. Prior to joining Westinghouse, he was a principal with the investment firm of Clayton, Dubilier and Rice from September 1992 through June 1993, Chairman of PepsiCo International from December 1990 through July 1992 and Chairman of PepsiCo World-Wide Foods from December 1986 to December 1990. Mr. Jordan has been chairman of the board of directors of eOriginal, Inc. (electronic document services) since June 1999. He is also a director of Aetna Inc., Dell Computer Corporation, i2 Technologies, Inc. and WPP Group Plc.

Judith Rodin, 58

President of the University of Pennsylvania, as well as a professor of psychology and of medicine and psychiatry at the university, since 1994. Dr. Rodin was Provost of Yale University from 1992 to 1994, and held various professorial and other positions at Yale from 1972 to 1994, including Dean of the Graduate School of Arts and Sciences and Chair of the Department of Psychology. She is a director of AMR Corporation, AETNA, Inc. and Comcast Corporation and a trustee of 43 of the mutual funds managed by The Blackrock Funds. Dr. Rodin has been a director of EDS since 1996.

Stock Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 24, 2003 by each director and nominee for director, the Chief Executive Officer, the executive officers named in the Summary Compensation Table in this Proxy Statement and all current directors and executive officers as a group. Each of the individuals/groups listed below is the owner of less than one percent of the outstanding Common Stock.

Name	Amount and Nature of Beneficial Ownership
James A. Baker, III	25,799(a)(b)(c)
Roger A. Enrico	52,153(a)(c)
William H. Gray, III	15,195(a)(c)
Ray J. Groves	35,444(a)(c)
Fred Hassan	125(b)
Ray L. Hunt	56,624(a)(c)
C. Robert Kidder	34,299(a)(c)
Judith Rodin	27,023(a)(b)(c)
Michael H. Jordan	0(d)
Jeffrey M. Heller	1,154,434(a)(d)(e)
Richard H. Brown	3,031,240(a)(e)(f)(g)
Dietmar Ostermann	49,058(a)(d)
Paul J. Chiapparone	650,234(a)(d)(e)(f)
James E. Daley	508,472(a)(e)(f)
Douglas L. Frederick	257,475(a)(e)(f)
Directors and executive officers as a group (18 persons)	2,439,918(a)-(f)

(a)	Includes shares of Common Stock which may be acquired on or before May 23, 2003, through the exercise of stock options as follows: Mr. Baker—11,335 shares; Mr. Enrico—10,132 shares; Mr. Gray—10,435 shares; Mr. Groves—20,092 shares; Mr. Hunt—25,973 shares; Mr. Kidder—25,080 shares; Dr. Rodin—16,353 shares; Mr. Heller—625,000 shares; Mr. Brown—2,160,750 shares; Mr. Ostermann—49,000 shares; Mr. Chiapparone—475,000 shares; Mr. Daley—430,000 shares; Mr. Frederick—228,500 shares; and all directors and executive officers as a group—1,583,700 shares.
(b)	Includes restricted stock units granted to non-employee directors under the EDS Amended and Restated Incentive Plan as follows: Mr. Baker—3,460 shares; Mr. Hassan—125 shares; Dr. Rodin—344 shares; and all non-employee directors as a group—3,929 shares.
(c)	Includes compensation deferrals treated as phantom stock under the Non-Employee Director Deferred Compensation Plan as follows: Mr. Baker—1,376 shares; Mr. Enrico—1,855 shares; Mr. Gray—3,660 shares; Mr. Groves—12,268 shares; Mr. Hunt—6,877 shares; Mr. Kidder—6,919 shares; Dr. Rodin—6,923 shares; and all non-employee directors as a group—39,878 shares.
(d)	Excludes unvested restricted stock units granted under the Incentive Plan as follows: Mr. Jordan—150,000 units; Mr. Heller—304,000 units; Mr. Ostermann—7,350 units; Mr. Chiapparone—41,000 units; and all executive officers as a group—589,101 units. The units vest (subject to earlier vesting based on EDS’ achievement of performance goals) during the period from 2003 through the earlier of normal retirement or 2007, subject to earlier vesting under the terms of the agreements with certain executives described below.
(e)	Includes vested compensation deferrals treated as invested in Common Stock under the Executive Deferral Plan as follows: Mr. Heller—136,060 shares; Mr. Brown—841,760 shares; Mr. Daley—68,285 shares; Mr. Chiapparone—24,355 shares; Mr. Frederick—25,985 shares; and all executive officers as a group—252,989 shares.
(f)	Includes vested compensation deferrals treated as invested in Common Stock under the 401(k) Plan as follows: Mr. Brown—1,611 shares; Mr. Chiapparone—221 shares; Mr. Daley—767 shares; Mr. Frederick—95 shares; and all executive officers as a group—6,488 shares.
(g)	Under the terms of Mr. Brown’s employment agreement, the vesting of his options and deferred stock units was accelerated upon his termination as Chairman and Chief Executive Officer in March 2003.

Based on a review of filings with the Securities and Exchange Commission, we are aware of the following beneficial owners of more than 5% of the outstanding Common Stock at December 31, 2002: State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02110, acting in various fiduciary capacities, reported the beneficial ownership of 27,067,412 shares, or 5.7% of the outstanding Common Stock, including 10,791,871 shares over which it had sole voting power, 15,220,237 shares over which it had shared voting power, 15,220,237 shares over which it had sole dispositive power, and 11,847,175 shares over which it had shared dispositive power; Pacific

Financial Research, Inc., 9601 Wilshire Blvd, Beverly Hills, CA 90210, as a member of a group, reported the beneficial ownership of 44,546,700 shares, or 9.3% of the outstanding Common Stock, including 40,756,400 shares over which it had sole voting power; and Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071, reported sole dispositive power over 42,630,380 shares (including 5,572,230 shares from the assumed conversion of convertible debt), or 8.9% of the outstanding Common Stock, and disclaimed beneficial ownership of all such shares.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2002 with respect to shares of Common Stock to be issued upon the exercise, and the weighted-average exercise price, of all outstanding options and rights granted under our equity compensation plans, as well as the number of shares available for future issuance under such plans.

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders (1)	47,699,695	(3)	$53.74	69,684,813	(4)
Equity Compensation Plans Not Approved by Security Holders (2)	26,176,125	(3)	$52.15	10,393,234	(5)

Total	73,875,820		$53.17	80,078,047

(1)	Equity compensation plans approved by security holders are the Incentive Plan and the EDS Stock Purchase Plan. In addition to outstanding options, at December 31, 2002 there were 5,758,515 unvested restricted stock units outstanding under the Incentive Plan.
(2)	Equity compensation plans not approved by security holders are the PerformanceShare 1997 Nonqualified Stock Option Plan (“PerformanceShare”), Global Share Plan (“Global Share”), Transition Incentive Plan, Transition Inducement Plan, Executive Deferral Plan (“EDP”), EDS United Kingdom Executive Deferral Plan (“UK EDP”), EDS Deferred Compensation Plan for Non-Employee Directors (“Director Deferral Plan”) and EDS Nonqualified Stock Purchase Plan. The number of outstanding options reported in Column A does not include an aggregate of 1,920,885 deferred shares outstanding under the EDP and UK EDP and 39,467 phantom stock units credited under the Director Deferral Plan.
(3)	Excludes purchase rights under the Stock Purchase Plan, which has a shareholder approved reserve of 47,985,437 shares, and the Nonqualified Stock Purchase Plan, which has a non-shareholder approved reserve of 389,091 shares. Under those plans, eligible employees may purchase Common Stock at the end of each fiscal quarter at a purchase price equal to 85% of the lower of the market price on the first or last trading day of the quarter, through payroll deductions of up to 10% of their compensation, not to exceed $25,000 per year.
(4)	Includes 47,985,437 shares available for future issuance under the Stock Purchase Plan.
(5)	Includes 389,091 shares available for future issuance under the Nonqualified Stock Purchase Plan.

We refer you to Appendix A to this Proxy Statement for a description of the Incentive Plan. We are seeking shareholder approval of proposed amendments to the Incentive Plan to (1) permit the exchange of options outstanding under that plan, as well as options outstanding under PerformanceShare, Global Share and the Transition Incentive Plan, for new options to be granted under the Incentive Plan at least six months and one day from cancellation of the outstanding options, and (2) increase the number of shares authorized for issuance under the Incentive Plan. We refer you to Proposals 3 and 4 below for a description of the proposed amendments. The table above does not reflect such proposed amendments.

PerformanceShare and Global Share are “broad-based” plans that permit the grant of stock options to any employee of EDS or its subsidiaries other than executive officers. All options have an exercise price not less than the fair market value per share of Common Stock on the grant date. As of December 31, 2002, 15,997,613 options had been granted under PerformanceShare (principally in a broad-based grant in May 1997) and 25,919,265 options had been granted under Global Share (principally in two broad-based grants in July 2000 and February 2002). Options granted under PerformanceShare generally vest upon the Common Stock reaching certain price targets, but in any event not later than 10 years after the grant date, and have an exercise period of five years after the vesting date. Options granted under Global Share generally vest on the first anniversary of the date of grant with an exercise period of two years after the vesting date. The number of shares originally authorized for issuance under PerformanceShare and Global Share is 20,000,000 and 27,000,000, respectively. As of December 31, 2002, no shares were available for issuance under PerformanceShare and 264,050 shares were available for issuance under Global Share.

The Transition Incentive Plan permits the grant of nonqualified stock options to eligible employees. This plan was intended to be used exclusively for the grant of stock options to former employees of Structural Dynamics Research Corporation, which we acquired in August 2001, and Unigraphics Solutions Inc., which became our wholly-owned subsidiary in September 2001, and has been used exclusively for that purpose. 2,939,332 options were outstanding under this plan as of December 31, 2002. Such options have an exercise price equal to the fair market value per share of Common Stock on the grant date, vest ratably over four years and have a term of 10 years from the grant date. The number of options originally authorized for issuance under this plan is 3,700,000. At December 31, 2002, no options were available for issuance under the plan.

The Transition Inducement Plan, which was adopted in October 2002, permits awards in the form of nonqualified stock options, stock appreciation rights or common stock (including units denominated in common stock) to eligible employees. Following the effectiveness of currently proposed NYSE rules regarding shareholder approval of equity plans, this plan may be utilized solely for awards that meet the “employee inducement” and “acquired plan” provisions of the proposed rules. All options granted under this plan must have an exercise price not less than the fair market value per share of Common Stock on the grant date. As of December 31, 2002, no awards had been made under this plan. The maximum number of shares that can be issued under this plan is 4,000,000, of which not more than 2,000,000 are available for awards other than in the form of stock options.

The EDP and UK EDP are defined contribution plans under which certain highly compensated employees may contribute a percentage of their compensation to a savings plan and have such deferred compensation treated as if it had been invested either in a fixed income security or units representing Common Stock. EDS makes matching contributions on a portion of amounts deferred by EDP participants. EDS also may make discretionary contributions that vest over periods up to five years as determined by the Board of Directors. As of December 31, 2002, 1,909,907 and 43,558 Common Stock units had been issued under the EDP and UK EDP, respectively, including employer matching contributions of 388,255 and 2,297 stock units and discretionary contributions of 812,666 and 5,000 stock units, respectively. The maximum number of shares that can be issued under the EDP and UK EDP are 7,650,000 and 500,000, respectively.

Under the Director Deferral Plan, a non-employee director may elect annually to defer all or a portion of his or her director’s fees and have such deferred fees treated as if they had been invested either in a deferred interest bearing account or a phantom stock account. For additional information regarding this plan, we refer you to the description of the plan under the heading “Compensation of Directors” on page 4 of this Proxy Statement.

Executive Compensation

Report of Compensation and Benefits Committee on Executive Compensation

The Compensation and Benefits Committee of the Board of Directors (the “Committee”), which is composed entirely of non-employee directors, is responsible for the establishment and administration of the compensation programs for EDS’ executives, including the Chief Executive Officer. In fulfilling these responsibilities, the Committee establishes and administers the compensation for the company’s executives, including approving adjustments to base salary, establishing targets for the payment of annual bonuses, and the granting and vesting of long-term incentive compensation. The Committee met eight times in 2002 and routinely reported to the Board on its activities.

Compensation Philosophy. Our compensation philosophy is based on the premise that executives should receive competitive compensation determined by reference to the market in which we compete for talent, EDS’ performance and the individual’s contribution to that performance. Compensation plans are designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value, support a performance-oriented environment that rewards achievement of internal business goals, and attract and retain executives whose abilities are critical to the long-term success and competitiveness of EDS.

In determining compensation levels, the Committee evaluates survey market data prepared by an independent third-party consulting firm. The market for EDS’ executive talent is broader than the technology and information technology (IT) services industries. Accordingly, we review survey data from two separate comparator groups. One group consists of approximately 25 large global corporations and includes several companies outside the technology and IT services industries. The second group consists of technology companies that are similar in revenues, market capitalization and/or net income to EDS. These companies primarily represent firms we believe compete with EDS for executive talent.

The Committee generally targets total compensation at the 50th percentile of the comparator group companies. However, the Committee believes it is important to place a significant portion of each executive’s total compensation at risk, and therefore seeks to pay total compensation above the 50th percentile when EDS significantly exceeds its goals.

A primary focus of EDS’ compensation philosophy has been to encourage significant long-term stock ownership by executives, thereby further linking management and shareholder interests. With that goal in mind, the Committee adopted share ownership guidelines to encourage, and eventually require, executives to own a significant amount of EDS stock. These guidelines are expressed as a multiple of an executive’s base salary. Executives have three years to meet the stock ownership requirements. Furthermore, EDS’ compensation program provides executives with multiple vehicles with which to accumulate EDS stock. These include a non-qualified deferred compensation plan that allows executives to defer base salary, annual bonus compensation and restricted stock units into deferred EDS stock units. The plan also provides a matching contribution, in the form of deferred EDS stock units, with respect to certain cash compensation deferred under the plan. The Committee also has the ability to award additional deferred stock units to executives. Such an award was made in February 2003 to certain executive officers, other than the Chief Executive Officer, based on individual performance. In addition, as described below, the Committee has authorized a policy to grant long-term incentive compensation primarily in the form of annual stock option grants to executives.

In addition to benefit plans and programs generally available to all EDS employees, executive compensation consists of the following three principal components: base salary, annual bonus compensation and long-term incentive compensation. The annual bonus and long-term incentive compensation components enable the Committee to subject executive compensation to substantial risk based on achievement-oriented objectives. We have adopted the following approach to base salary, annual bonus compensation and long-term incentive compensation.

Base Salary. The Committee generally targets base salaries for executive officers at the 50th percentile paid for similar positions by the comparator groups described above. Base salaries are reviewed annually relative to survey market data and individual performance and contribution. The Committee approves actual salary rates for all Section 16 executive officers, including the Chief Executive Officer, as well as certain other executives. Individual executives may be paid higher or lower than the market level depending on a combination of factors, including the executive’s performance, responsibilities and experience, as well as his or her opportunity for annual bonus and long-term incentive compensation. However, most executives participating in the EDS Executive Bonus Plan did not receive a 2002 or 2003 base salary increase.

Annual Bonus Compensation. Annual bonus compensation reflects our policy that a significant portion of each executive’s annual compensation be contingent upon the company’s current performance as well as the individual executive’s contribution to that performance. The Committee reviews bonus targets used by the comparator groups in setting executive bonus target levels.

Annual bonuses are paid pursuant to the terms of the EDS Executive Bonus Plan, which was established under the Incentive Plan. No bonuses were paid to executives with respect to calendar year 2002 since EDS did not achieve the minimum financial performance required to fund a bonus pool.

Pursuant to the terms of the Executive Bonus Plan, the Committee establishes performance targets prior to the start of each calendar year and only if such targets are met or exceeded will an executive be eligible to receive a bonus with respect to that year. The Committee believes executives should be held accountable for certain financial metrics which may change from year to year. Currently, earnings per share (EPS) and free cash flow are the financial metrics used to determine the earned bonus pool under the company’s plan. Sixty percent of the earned award is paid to an executive based on EDS’ achievement of the EPS and free cash flow targets established by the Committee, while 40% is subject to achievement of the executive’s individual objectives established at the beginning of the year. If the financial targets are met with respect to a plan year, the 40% of an executive’s bonus subject to individual performance may be increased or decreased based on the executive’s achievement of his or her individual performance goals for the year, provided the overall amount payable to all executives is not increased from the amount established at the beginning of the year. The Committee may elect at any time to increase or decrease such overall amount based on current business conditions as well as overall company performance.

For 2003, 40% of an executive’s bonus target will be awarded in cash subject to the criteria described above. The remainder is represented by a stock option granted in February 2003 at an exercise price of $16.205 per share. These options will vest fully one year following the grant date and be exercisable for three years thereafter.

Long-Term Incentive Compensation. Long-term incentive opportunities are an important and significant element of the total compensation package for EDS executives. The Committee believes this approach links management and shareholder interests and motivates executives to make long-term decisions in the best interest of EDS and its shareholders.

Historically, EDS used restricted stock grants as the principal component of its long-term incentive compensation strategy, with such grants made from time to time at two- or three-year intervals. However, since the company’s split-off in 1996, EDS has utilized both stock options and restricted stock as long-term incentive compensation, with a strong emphasis on stock options. All stock-based awards to executives are made under the Incentive Plan, which authorizes awards of stock options, stock appreciation rights, restricted stock and other stock-based awards, or under the EDP, which authorizes employer matching awards or discretionary awards of deferred stock units. In granting stock-based awards, the Committee considers the long-term incentive compensation paid for similar executive positions by the comparator groups, the number of shares of unvested restricted stock and stock options subject to previously granted awards, and the executive’s performance. Restricted stock and stock options awarded to executive officers generally vest ratably over a four- to ten-year period subject to the continued employment of the executive and, with respect to some restricted stock awards, based on the company’s achievement of performance goals established prior to the year of vesting. In the event the performance goals are not met for such restricted stock awards subject to vesting requirements, the vesting otherwise scheduled for that year will generally be extended until the end of the four- to ten-year period.

Since 2001, it has been the intent of the Committee to award stock options to executives on an annual basis with the options to vest ratably over four years and have a ten-year term. However, the Committee has determined the 2003 option grant will vest 100 percent in the fourth year, provided that half of the grant is eligible for vesting after one year and the other half after two years if EDS’ stock price achieves specified levels following those dates.

Chief Executive Officer Compensation. Richard H. Brown served as Chief Executive Officer during the period covered by this report. His compensation, including EDS’ severance obligations upon the termination of his employment, is governed by his Employment Agreement, which was approved by the Board, upon recommendation of the Committee, in December 1998. The principal terms of that Agreement are described under “Employment Agreement with Former Chairman and Chief Executive Officer” below. In approving the terms of that Agreement, the Committee considered the compensation packages then available for comparable positions, the need to hire an executive with the strategic, financial and leadership skills to improve the company’s performance, Mr. Brown’s compensation at his former employer and the benefits he forfeited upon his resignation from that employer.

Consistent with the Committee’s philosophy to place a significant portion of an executive’s compensation at risk, Mr. Brown’s base salary had not been increased since he was hired in 1998. His annual bonus is paid under the Executive Bonus Plan described above. Mr. Brown was not awarded a bonus in respect of 2002 performance and did not receive a stock option or other equity grant in 2002. The Committee believes Mr. Brown’s total compensation for 2002 is consistent with the size and mix of total compensation provided to CEOs of the comparator group companies and is commensurate with the Board’s evaluation of his performance for 2002.

On March 20, 2003, EDS appointed Michael H. Jordan as Chairman and Chief Executive Officer and Jeffrey M. Heller as President and Chief Operating Officer. The principal terms of their employment arrangements are described under “Employment Agreements with Michael H. Jordan and Jeffrey M. Heller” below.

Section 162(m). Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation to the Chief Executive Officer and the four other most highly compensated officers in excess of $1 million per year, provided, however, that certain “performance-based” compensation may be excluded from such $1 million deduction limitation. The Committee intends to structure annual bonus awards and stock option grants under the Incentive Plan in a manner designed to make such awards “performance-based” to the extent practicable. However, certain forms and amounts of compensation may exceed the $1 million deduction limitation from year to year. We anticipate the $1 million level will be exceeded with respect to the Chief Executive Officer and certain other executive officers.

Compensation and Benefits Committee

C. Robert Kidder, Chairman

William H. Gray, III

Ray J. Groves

Fred Hassan

Summary	Compensation Table

The following table sets forth information with respect to the compensation for the last three years for Richard H. Brown, who served as Chief Executive Officer until March 20, 2003, and each of the four other most highly compensated executive officers of EDS as of the end of 2002 (the “named executive officers”).

	Year	Annual Compensation				Long-Term Compensation Awards			All Other Compensation (c)
Name and Principal Position During 2002		Salary (a)	Bonus (a)		Other Annual Compensation	Restricted Stock Awards (b)		Number of Options
Richard H. Brown Chairman of the Board and Chief Executive Officer (until March 20, 2003)	2002 2001 2000	$1,500,000 1,500,000 1,500,000	$	— 7,000,000 3,412,800	— — —	$	— 27,677,500 —	— 750,000 —	$520,677 357,628 468,160

Dietmar Ostermann President, A.T. Kearney	2002 2001 2000	1,000,000 1,000,000 532,958		— — —	— — —		— — —	36,000 — 100,000	11,800 340,616 734,740

Paul J. Chiapparone Vice Chairman (retired January 15, 2003)	2002 2001 2000	653,125 600,000 508,334		— 1,539,720 951,950	— — —		— 699,200 —	160,000 175,000 100,000	203,044 1,917,227 36,235

James E. Daley Executive Vice President and Chief Financial Officer (d)	2002 2001 2000	585,000 585,000 535,000		— 1,539,720 929,830	— — —		— 2,097,600 —	200,000 180,000 150,000	144,046 79,457 112,467

Douglas L. Frederick President, Operations Solutions	2002 2001 2000	488,334 460,000 385,000		— 1,124,240 608,300	— — —		— 1,398,400 —	100,000 75,000 50,000	108,887 52,365 31,044
(a)	Bonuses (excluding $2,065,000 of Mr. Brown’s 2001 bonus) were paid 75% in cash and 25% in Common Stock, valued at the fair market value on the payment date. Amounts reported include the following deferrals under the EDP:

	Year	Deferred into Fixed Income Fund			Deferred into EDS Stock Fund
Name		Salary	Bonus		Salary	Bonus
Richard H. Brown	2002 2001 2000	$75,000 150,000 75,000	$	— — 1,305,396	$225,000 150,000 225,000	$	— 1,233,750 1,723,464

Paul J. Chiapparone	2002 2001	— —		— —	— —		— 384,930

James E. Daley	2002 2001 2000	— — —		— 1,154,790 592,767	87,750 — 80,250		— 384,930 232,457

Douglas L. Frederick	2002 2001 2000	— — —		— — —	75,168 — —		— 281,060 182,490

(b)	Amounts for 2001 include: for Mr. Brown, 250,000 deferred stock units granted on October 23, 2001, initially scheduled to vest at a rate of one-third per year commencing in 2003, and 210,000 deferred stock units granted on January 1, 2001, initially scheduled to vest at a rate of 20% per year commencing on the grant date (all such deferred stock units vested upon his termination as Chairman and Chief Executive Officer in March 2003); for Mr. Chiapparone, 10,000 deferred stock units granted on December 4, 2001, which vested in full on the grant date; for Mr. Daley, 30,000 deferred stock units granted on December 4, 2001, scheduled to vest at a rate of one-third per year commencing on the grant date; and for Mr. Frederick, 20,000 deferred stock units granted on December 4, 2001, scheduled to vest at a rate of one-third per year commencing on the grant date. As of December 31, 2002, the number and fair market value of unvested restricted and deferred stock units held by the named executive officers were: Mr. Brown, 386,000 shares, $7,113,980; Mr. Ostermann, 7,350 shares, $135,461; Mr. Chiapparone, 41,000 shares, $755,630; Mr. Daley, 10,000 shares, $184,300; and Mr. Frederick, 13,334 shares, $245,746. Dividend equivalents are paid on restricted stock units in the amount and at the time dividends are paid on the Common Stock.

(c)	For Mr. Brown, includes: matching awards under the EDP of $518,002, $355,078 and $465,610 for 2002, 2001 and 2000, respectively, paid in respect of preceding year deferrals; and matching contributions under the 401(k) Plan of $2,675, $2,550 and $2,550 for 2002, 2001 and 2000, respectively. For Mr. Ostermann, includes: contributions to his account under the A.T. Kearney executive and supplemental executive retirement plans of $116,136 and $77,646 for 2001 and 2000, respectively; expatriate allowances of $160,066 and $651,171 for

2001 and 2000, respectively; reimbursement of relocation expenses of $51,986 and $5,923 for 2001 and 2000, respectively; and imputed interest on relocation loans of $11,800 and $12,428 for 2002 and 2001, respectively. For Mr. Chiapparone, includes: matching awards under the EDP of $151,212 for 2002 paid in respect of preceding year deferrals; matching contributions under the 401(k) Plan of $2,675, $2,550 and $2,550 for 2002, 2001 and 2000, respectively; premiums paid by EDS under life insurance policies the proceeds of which may be applied toward the continuation of salary payments for the benefit of his surviving spouse of $49,157, $41,227 and $33,685 for 2002, 2001 and 2000, respectively; and for 2001, $1,873,450 paid under the Senior Management Retention Plan. For Mr. Daley, includes: matching awards under the EDP of $142,432, $76,907 and $109,917 for 2002, 2001 and 2000, respectively, paid in respect of preceding year deferrals; and matching contributions under the 401(k) Plan of $1,614, $2,550 and $2,550 for 2002, 2001 and 2000, respectively. For Mr. Frederick, includes matching awards under the EDP of $106,887, $50,665 and $28,556 for 2002, 2001 and 2000, respectively, paid in respect of preceding year deferrals; and matching contributions under the 401(k) Plan of $2,000, $1,700 and $2,488 for 2002, 2001 and 2000, respectively.

(d)	Mr. Daley was appointed Executive Vice President-Client Solutions, Global Sales and Marketing in February 2003.

Option Grants in 2002

The following table contains information regarding awards of stock options to the named executive officers in 2002 and the potential realizable value of such options. The hypothetical value of the options as of their grant date has been calculated using the Black-Scholes option pricing model based on the assumptions identified below. This model is only one method of valuing options, and the use of this model should not be interpreted as an endorsement of its accuracy or a forecast of possible future appreciation, if any, in the price of the Common Stock. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

Name	Number of Securities Underlying Options Granted (a)	% of Total Stock Options Granted to Employees in 2002	Exercise or Base Price Per Share (b)	Expiration Date	Hypothetical Value at Grant Date (c)

Richard H. Brown	—	—	—	—	—

Dietmar Ostermann	36,000	0.14%	$60.93	02/06/12	$896,760

Paul J. Chiapparone	160,000	0.61%	60.93	02/06/12	3,985,600

James E. Daley	200,000	0.76%	60.93	02/06/12	4,982,000

Douglas L. Frederick	100,000	0.38%	60.93	02/06/12	2,491,000

(a)	Exercisable at the rate of 25% per year beginning one year from the date of grant.
(b)	Equals fair market value of the Common Stock on the date of grant (February 6, 2002).
(c)	Calculated using a variation of the Black-Scholes option pricing model based upon the following assumptions: estimated time until exercise of six years; volatility rate of 38.6%; risk-free interest rate of 4.61%; and dividend yield of 0.98%.

Aggregated Option Exercises in 2002 and Option Values at December 31, 2002

The following table contains information about stock options exercised in 2002 by the named executive officers and the number and value of stock options held by such persons at December 31, 2002. In accordance with SEC rules, the value of unexercised options is calculated by subtracting the exercise price from $18.43, the closing price of the Common Stock on the New York Stock Exchange on December 31, 2002.

	Number of Shares Underlying Options Exercised	Value Realized	Number of Shares Underlying Unexercised Options		Value of Unexercised, In-the-Money Options
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Richard H. Brown	—	—	1,177,500	922,500	—	—

Dietmar Ostermann	4,087	$70,151	40,000	127,283	—	—

Paul J. Chiapparone	—	—	163,750	571,250	—	—

James E. Daley	—	—	255,000	525,000	—	—

Douglas L. Frederick	—	—	174,750	250,250	—	—

Retirement Plans

The following table indicates the estimated annual benefits payable to the named executive officers (other than Mr. Ostermann, whose retirement benefits are paid under the non-qualified A.T. Kearney executive and supplemental executive retirement plans) upon normal retirement for the specified compensation and years of service classifications under the combined formulas of the Amended and Restated EDS Retirement Plan (the “Retirement Plan”) and the EDS 1998 Supplemental Executive Retirement Plan (the “Supplemental Plan”). The Supplemental Plan is a non-qualified, unfunded retirement plan intended to pay benefits to certain executive level employees whose benefits under the Retirement Plan are limited under the Internal Revenue Code.

	Years of Service
Final Average Earnings	5	10	15	20	25	30
$1,500,000	$136,000	$272,000	$408,500	$545,000	$681,000	$817,000
2,000,000	182,000	364,000	546,000	728,000	910,000	1,092,000
2,500,000	228,000	456,000	684,000	911,000	1,139,000	1,367,000
3,000,000	274,000	547,000	821,000	1,095,000	1,368,000	1,642,000
4,000,000	365,000	731,000	1,096,000	1,461,000	1,827,000	2,192,000
5,000,000	457,000	914,000	1,371,000	1,828,000	2,285,000	2,742,000

As of December 31, 2002, the final average earnings for the highest five consecutive years over the last 10-year period and the eligible years of credited service for the named executive officers were as follows: Mr. Brown, $5,033,507—20 years; Mr. Chiapparone, $1,719,511—36 years; Mr. Daley $1,505,420—6 years; and Mr. Frederick, $1,028,193—3 years. The salary and bonus for the most recent year considered in the calculation of final average earnings is found in the Summary Compensation Table above. The years of credited service for Mr. Brown reflect extra years of service pursuant to his employment agreement and for Mr. Daley reflect two years of service for each of his first five years of employment under the terms of his agreement with EDS.

“Compensation” under the Retirement Plan generally refers to total annual compensation (up to $200,000 for 2002 as limited by the Internal Revenue Code), together with any salary reduction contributions to the EDS 401(k) Plan and EDS Flexible Benefits Plan, and excludes benefits under the Incentive Plan and extraordinary compensation (such as moving allowances). Effective July 1, 1998, the Retirement Plan was converted to a “cash balance” plan eliminating the final average earnings formula and replacing it with a career-average earnings formula. The named executive officers are also eligible to participate in the EDS Restoration Plan, which provides for a supplemental benefit equal to the amount they would receive under the Retirement Plan if compensation and annual accruals were not limited under the Internal Revenue Code.

The annual benefit payable under the Supplemental Plan for normal retirement, together with the benefit payable under the Retirement Plan and the Restoration Plan, will generally equal (i) 55 percent of the average of the participant’s total Compensation (based on the highest five consecutive years within the last ten years of employment) less (ii) the maximum offset allowance that can be deducted from final average earnings. Benefits are payable in the form of a single or joint survivor life annuity, unless otherwise elected, and can be reduced, suspended or eliminated at any time by the Compensation and Benefits Committee.

Employment Agreements with Michael H. Jordan and Jeffrey M. Heller

On March 20, 2003, EDS appointed Michael H. Jordan as Chairman and Chief Executive Officer and Jeffrey M. Heller as President and Chief Operating Officer.

Mr. Jordan’s employment agreement provides for a base salary of $1 million per year and for his participation in EDS’ executive bonus plan (“EBP”) with a targeted annual bonus of 135% of base salary, consisting for 2003 of a cash component of 40% (or $540,000) and a stock option component. The cash component for 2003 will not be less than $540,000 and may increase up to 313% of that amount if certain performance levels in the EBP are achieved. In addition, upon commencement of employment Mr. Jordan was awarded under the EDS Transition Inducement Plan (i) 150,000 restricted stock units and (ii) options to purchase 1,000,000 shares of Common Stock, one-half with an exercise price equal to the fair market value per share on the grant date and the remainder with an exercise price of 130% of the fair market value. Such restricted stock and options will vest on the third anniversary of the grant date and, once vested, the restricted stock may be sold, and the options exercised, in increments of one-third each on the vesting date and the first and second anniversaries thereof.

If prior to the first anniversary of his employment Mr. Jordan is involuntarily terminated without Cause (as defined), voluntarily terminates his employment after his replacement as Chief Executive Officer is designated by the Board or becomes subject to Total Disability (as defined) or dies, then (i) he will receive a payment equal to the sum of the base salary he would have received had he remained employed until such first anniversary, the minimum cash component of his 2003 bonus and a pro rata portion (through his termination date) of any cash bonus payable under the EBP in excess of such minimum, and (ii) the stock options and restricted stock granted upon commencement of his employment (including the option component of his 2003 bonus) will immediately vest, subject to the restrictions on exercise and sale described above. If after the first anniversary of his employment Mr. Jordan is involuntarily terminated without Cause, voluntarily terminates his employment after his replacement as Chief Executive Officer is designated by the Board, or becomes subject to Total Disability or dies, then he will receive a payment equal to the pro rata portion (through his termination date) of any cash bonus payable under the EBP, if and at such time payment is made to other plan participants, and the stock options and restricted stock granted upon commencement of his employment will immediately vest, subject to the restrictions on exercise and sale described above. However, if at any time he is involuntarily terminated for Cause or voluntarily terminates his employment before his replacement as Chief Executive Officer is designated by the Board, Mr. Jordan will not be entitled to receive any of the foregoing payments and will immediately forfeit all then unvested stock options and restricted stock.

Mr. Heller’s employment agreement provides for a base salary of $700,000 per year and for his participation in the EBP, with a targeted annual bonus of $862,323, consisting for 2003 of a cash component of 40% (or $344,933) and a stock option component. The cash component for 2003 will not be less than $344,933 and may increase up to 313% of that amount if certain performance levels in the EBP are achieved. In addition, upon commencement of employment Mr. Heller was awarded under the EDS Transition Inducement Plan (i) 50,000 restricted stock units and (ii) options to purchase 250,000 shares of Common Stock, one-half with an exercise price equal to the fair market value per share on the grant date and the remainder with an exercise price of 130% of the fair market value. Such restricted stock and options will vest on the third anniversary of the grant date and, once vested, the restricted stock may be sold, and the options exercised, in increments of one-third each on the vesting date and the first and second anniversaries thereof. The agreement provides that Mr. Heller’s service shall not result in a decrease in the retirement benefit he is currently entitled to receive from EDS.

If prior to the first anniversary of his employment Mr. Heller is involuntarily terminated without Cause, voluntarily terminates his employment after a replacement for Mr. Jordan as Chief Executive Officer is designated by the Board, or becomes subject to Total Disability or dies, then (i) he will receive a payment equal to the sum of the base salary he would have received had he remained employed until such first anniversary, the minimum cash component of his 2003 bonus and a pro rata portion (through his termination date) of any cash bonus payable under the EBP in excess of such minimum, and (ii) the stock options and restricted stock granted upon commencement of his employment (including the option component of his 2003 bonus) will immediately vest, subject to the restrictions on exercise and sale described above. If after the first anniversary of his employment he is involuntarily terminated without Cause, voluntarily terminates his employment after Mr. Jordan’s replacement as Chief Executive Officer is designated by the Board or becomes subject to Total Disability or dies, then he will receive a payment equal to the pro rata portion (through his termination date) of any cash bonus payable under the EBP, if and at such time payment is made to other executives participating in that plan, and the stock options and restricted stock granted upon commencement of his employment will immediately vest, subject to the restrictions on exercise and sale described above. However, if at any time Mr. Heller is involuntarily terminated for Cause or voluntarily terminates his employment before Mr. Jordan’s replacement as Chief Executive Officer is designated by the Board, Mr. Heller will not be entitled to receive any of the foregoing payments and will immediately forfeit all then unvested stock options and restricted stock.

Employment Agreement with Former Chairman and Chief Executive Officer

Richard H. Brown served as Chairman and Chief Executive Officer of EDS until March 20, 2003. Pursuant to the terms of his Employment Agreement with EDS dated January 1, 1999, upon the termination of his employment Mr. Brown became entitled to the following: a lump sum payment equal to three times the sum of his annual salary and the greater of his most recent target or actual annual bonus payment; immediate vesting of his supplemental retirement benefit described below, restricted stock and stock options and the continued exercisability of the stock options until the earlier of five years following termination of employment or expiration of the option term; a pro-rated payment of his targeted performance bonus for the year of termination; and continuation of benefits for a three-year period. The Employment Agreement provides that if any payment to Mr. Brown is subject to federal excise taxes imposed on golden parachute payments, EDS will make an additional payment to him to cover any such tax payable by him, the taxes on such gross-up payment and any interest or related penalties.

The Employment Agreement provides for Mr. Brown to receive a supplemental retirement benefit equal to the amount he would have earned under EDS’ Retirement Plan and Supplemental Plan, calculated crediting him with 16 years of service in addition to the number of his actual years of service to EDS. For purposes of such calculation, his final average earnings will not be less than $3,000,000. This benefit, which is offset by benefits under the Retirement Plan and Supplemental Plan, vested upon the termination of his employment in March 2003.

Executive Retention Agreements

EDS entered into a Retention Agreement with Mr. Daley effective February 4, 2003 and with each of Messrs. Frederick and Ostermann effective December 3, 2002 providing for the payment of a severance benefit to such executive if his employment is terminated by EDS without Cause (as defined) prior to December 31, 2004 in an amount equal to two times, in the case of Messrs. Daley and Frederick, or one times, in the case of Mr. Ostermann, the sum of his then current base salary and targeted bonus. In addition, all unvested options, restricted stock and other stock-related awards held by such executive would immediately vest and become exercisable for one year following the date of termination (or for Mr. Frederick if his termination occurs before July 15, 2003, the time period provided for in the applicable equity award agreement). Such executives would also be entitled to have the premiums associated with continuing their health care coverage under the EDS Health Benefit Plan waived for up to eighteen (18) months. Such executives would not be entitled to receive the benefits provided for in the Retention Agreement if at the time of termination they elect to receive benefits under the change of control agreements described below.

Change of Control Employment Agreements

EDS has entered into a change of control employment agreement (a “CoC Agreement”) with each of the named executive officers (each, an “Executive”). The CoC Agreements generally provide that, upon the occurrence of certain triggering events involving an actual or potential change of control of EDS, the employment of each Executive will be continued for the following period (the “Employment Period”): Mr. Ostermann—three years; Mr. Chiapparone—five years; Mr. Daley—five years; and Mr. Frederick—five years. Although the provisions of a CoC Agreement had been incorporated in Mr. Brown’s employment agreement (with an Employment Period of five years), no triggering events had occurred at the time of his termination of employment in March 2003.

The employment rights of an Executive under a CoC Agreement are triggered by either a “Change of Control” or a “Potential Change of Control.” Following a Potential Change of Control, the employment period may terminate (but the agreement will remain in full force and a new employment period will apply to any future Change of Control or Potential Change of Control) if either (a) the EDS Board determines that a Change of Control is not likely or (b) the Executive elects to terminate his Employment Period as of any anniversary of the Potential Change of Control. A “Change of Control” generally includes the occurrence of any of the following: (i) any person, other than exempt persons (including employee benefit plans), becomes a beneficial owner of 15% or more of EDS’ voting stock; (ii) a change in the identity of a majority of the persons serving as members of the EDS Board, unless such change was approved by a majority of the incumbent board members; (iii) the approval by shareholders of a reorganization, merger or consolidation in which (x) existing EDS shareholders would not own more than 85% of the common stock and voting stock of the resulting company, (y) a person (other than exempt persons) would own 15% or more of the common stock or voting stock of the resulting company or (z) less than a majority of the board of the resulting company would consist of the then incumbent members of the EDS Board; or (iv) the approval by shareholders of a liquidation or dissolution of EDS, except as part of a plan involving a sale to a company of which following such transaction (x) more than 85% of the common stock and voting stock would be owned by existing EDS shareholders, (y) no person (other than exempt persons) would own more than 15% of the common stock or voting stock of such company and (z) at least a majority of its board of directors would consist of the then incumbent members of the EDS Board. A “Potential Change of Control” generally includes any of the following: (i) the commencement of a tender or exchange offer for EDS stock that, if consummated, would result in a Change of Control; (ii) EDS entering into an agreement which, if consummated, would constitute a Change of Control; (iii) the commencement of an election contest subject to certain proxy rules; or (iv) the occurrence of any other event that the EDS Board determines could result in a Change of Control.

Throughout the Employment Period, each Executive’s position, authority and responsibilities will not be diminished from the most significant held by him or her at any time during the 90-day period immediately prior to the commencement of the Employment Period, and his or her compensation will continue on a basis no less favorable than it had been during that period.

The Employment Period will terminate (i) automatically upon the Executive’s death or after 180 days of continuing “Disability,” (ii) at EDS’ option if the Executive is terminated for Cause (as defined) and (iii) at the Executive’s option at any time for Good Reason (as defined) or for any reason during the 180-day period beginning 60 days after a Change of Control (a “Window Period”). If an Executive’s employment is terminated by EDS other than for Cause or Disability for any reason during a Window Period or for Good Reason at any time, he or she will be entitled to receive the following: (i) the employee benefits earned as of the date of termination; (ii) the then current salary and bonus throughout the remainder of the Employment Period; (iii) the cash value of his or her retirement and 401(k) benefits to the end of the Employment Period; (iv) under certain circumstances, a pro rata portion of the options, restricted stock and other compensatory awards the Executive would have received had his or her employment continued; and (v) continued coverage under welfare benefit plans until the end of the Employment Period. In addition, all unvested options, restricted stock and other compensatory awards held by the Executive will immediately vest and become exercisable and, subject to any longer exercise term set forth in the award, their term will be extended for up to one year following termination of employment. The Executive may also elect to cash out equity-based awards at the highest price per share paid by specified persons during the Employment Period or the prior six-months. In the event of the Executive’s death (other than during a Window Period), his or her legal representatives will receive the following: (i) the employee benefits earned as of the date of death, (ii) the Executive’s then current salary for one year from the date of death, and (iii) the continuation of welfare benefits until the end of the Employment Period. In addition, all options, restricted stock and other compensatory awards will immediately vest and become exercisable for up to one year following death, subject to any longer exercise term set forth in the award. The Executive’s legal representatives may cash out equity-based awards at the highest price per share of Common Stock paid by specified persons during the Employment Period or the prior six-months. Upon termination due to Disability, the Executive will be entitled to receive the same amounts and benefits as would be provided upon death. If an Executive’s employment is terminated, other than during a Window Period, by EDS for Cause or by the Executive other than for Good Reason, the Executive will be entitled to receive only the compensation and benefits earned as of the date of termination.

EDS has entered into a limited CoC Agreement with Mr. Jordan and Mr. Heller. Under the terms of their agreements, in the event of a consummation of Change of Control, such executives would be entitled to benefits comparable to those available in the event of their involuntary termination by EDS without Cause prior to the first anniversary of their employment, as described above under “Employment Agreements with Michael H. Jordan and Jeffrey M. Heller.” In addition, they would be entitled to receive a payment sufficient to pay the after-tax cost of any excise tax due as a result of the Change of Control.

Certain Transactions

James A. Baker, III, a director of EDS, is a senior partner of the law firm of Baker Botts LLP. EDS retained that firm to provide various legal services to EDS during 2002.

In connection with Mr. Ostermann’s relocation to Plano, Texas, in 2001, EDS loaned him an aggregate of $500,000, composed of two $250,000 non-interest bearing loans. The first loan, which was made on February 15, 2001 and was not secured, was initially due and payable on January 15, 2002. On January 16, 2002, EDS agreed to extend the repayment date for that loan to January 1, 2003. The second loan, which was made on March 19, 2001 and secured by a second lien on Mr. Ostermann’s home in Plano, Texas, was due not later than January 15, 2003. Both loans were repaid in full on January 15, 2003. Although neither loan bore interest, Mr. Ostermann was required to recognize the imputed value of interest on the loans for tax purposes.

Compensation and Benefits Committee Interlocks and Insider Participation

The Compensation and Benefits Committee is composed of C. Robert Kidder, William H. Gray, III, Ray J. Groves and Fred Hassan, none of whom are employees or current or former officers of EDS.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required under the Exchange Act to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership in their holdings of Common Stock. Based on an examination of these reports and on written representations provided to EDS, we believe that all such reports were timely filed in 2002, except (i) Charles L. Griffith, Jr. did not timely report the initial deferral of a portion of his salary into 97 deferred stock units in the EDP on October 31, 2002 and (ii) the reports filed on November 18, 2002 for participants in the EDP who elect to receive dividends on the phantom shares held thereunder in the form of additional phantom shares (Richard H. Brown, James E. Daley, H. Paulett Eberhart, Douglas Frederick, Charles L. Griffith, Jr. and Mike Milton) did not include an aggregate for all such persons of 2,223 phantom shares valued at $14.46 per share in respect of such dividends due to delayed reporting of such amounts by the plan administrator.

Performance Graph

The following graph compares the cumulative total shareholder return on Common Stock, including reinvestment of dividends, for the last five fiscal years with the cumulative total return of the Standard & Poor’s 500 Stock Index and the Goldman Sachs Technology Services Index assuming an investment of $100 on January 1, 1998. This graph is presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance.

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Compensation and Benefits Committee on Executive Compensation and Performance Graph are not incorporated by reference into any such filings.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG LLP (“KPMG”) as EDS’ independent auditors for the year ending December 31, 2003. That firm has been EDS’ auditors since 1984. The Board of Directors is submitting the appointment of that firm for ratification at the Meeting. A representative of KPMG is expected to be present at the Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement, should he or she so desire.

Audit Fees

KPMG’s fees for our 2002 annual audit and review of interim financial statements were $4,343,719.

Financial Information Systems Design and Implementation Fees

KPMG rendered no professional services to EDS in 2002 with respect to financial information systems design and implementation.

All Other Fees

KPMG’s fees for all other professional services during 2002 were $11,693,779. The following table sets forth a summary of such fees by major type of service.

Other Audit Services	$4,000,987
Audit Related Services	714,184
Tax Services	6,622,607
Other Services	356,001

Total All Other Fees	$11,693,779

Other audit services include fees for audits of subsidiaries for statutory filing purposes ($3,459,264), employee benefit plan audits ($182,771) and service organization audits ($358,952). Audit related services include fees for SEC registration statement reviews, internal control reviews and accounting consultations. Tax services include fees for expatriate administration and expatriate tax return preparation, domestic and international tax consultations, and international tax return preparation. Other services principally include fees for ISO 9000/14000 compliance assessments and consulting services.

The Audit Committee has considered the compatibility of these services with the auditors’ independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG as independent auditors for 2003.

PROPOSAL 3:	AMENDMENT AND RESTATEMENT OF INCENTIVE PLAN TO PERMIT THE ONE-TIME EXCHANGE OF OUTSTANDING STOCK OPTIONS UNDER THE INCENTIVE PLAN, AS WELL AS OPTIONS OUTSTANDING UNDER PERFORMANCESHARE, GLOBAL SHARE AND THE TRANSITION INCENTIVE PLAN, FOR NEW OPTIONS TO BE GRANTED UNDER THE INCENTIVE PLAN ON A DATE AT LEAST SIX MONTHS AND ONE DAY FROM THE CANCELLATION OF THE TENDERED OUTSTANDING OPTIONS, WITH AN EXERCISE PRICE EQUAL TO THE FAIR MARKET VALUE OF EDS COMMON STOCK ON THE DATE OF GRANT

Introduction

The Board of Directors has determined that it would be in the best interest of EDS and its shareholders to implement the Stock Option Exchange Program. Under this program, our employees will be given a one-time opportunity to exchange their current stock options for proportionately fewer options at a new exercise price.

Stock options are a critical component of our compensation arrangements for employees. They encourage our employees to act as owners, which helps to align their interests with shareholders. We grant stock options to motivate and reward our employees for profitable growth and to encourage them to continue their employment with us.

Due to the sharp decline in our stock price, virtually all of our employees have stock options with exercise prices significantly higher than the current trading price of our Common Stock. Simply put, the perception is that these stock options have no value. As a result, our options are no longer effectively providing the employee motivation and retention that they were intended to provide.

The Stock Option Exchange Program provides us a fresh start to motivate and reward our employees for their role in achieving this growth. By realigning the exercise prices of previously granted stock options with the current market price of our Common Stock, the program increases our employees’ opportunity to realize value from their stock options.

We have structured the program to strike a balance between shareholders’ interests and those of our employees. This is most evident by the manner in which the stock options will be exchanged. Using the value neutral approach described below, employees participating in the program will receive new options for a lesser number of shares than they surrender. This approach is designed to limit any dilution in shareholders’ ownership.

Amendments to the Incentive Plan are necessary to implement the program.

Background

We believe that stock options are a valuable tool to align the interests of employees and shareholders. For this reason, we have offered our employees stock options to recognize, reward and motivate their performance.

We have issued stock options to our employees throughout the world. At the time a stock option is awarded, we specify the number of shares of Common Stock that can be purchased upon exercise of the option and the price per share which the employee must pay in order to exercise the option. We do not grant stock options with an exercise price that is less than the current trading price of our Common Stock as of the date of the grant.

As of December 31, 2002, options to purchase an aggregate of 51,813,695 shares of Common Stock were eligible for exchange under the Stock Option Exchange Program with exercise prices ranging from $33.745 to $69.195. Approximately 60,000 employees worldwide hold these options. These options were granted under one of the following plans: Incentive Plan, PerformanceShare, Global Share or Transition Incentive Plan. The shares of Common Stock for which the new options will be exercisable will be registered with the SEC. Options with an exercise price of less than $33.00 per share were excluded because the Board believes that such options still represent significant value to their holders and wants employees to continue to be motivated to promote increased shareholder value. In addition, options granted under Global Share in 2002 were excluded because their high exercise price causes them to be of such little value that an existing option for a single share would only be exchangeable for a new option exercisable for a very small fraction of a share.

All of the new options will be granted from the Incentive Plan even if the new options replace old options granted under another plan. The terms and conditions of the new options will depend upon which plan’s options they replace, as more fully described below. All new options granted under the Stock Option Exchange Program will be nonqualified stock options for U.S. federal income tax purposes.

Description of Stock Option Exchange Program

Grant of New Options. Under the Stock Option Exchange Program, our eligible employees may make a one-time election to cancel all of their existing stock options eligible for the program and exchange them for new stock options. These new options will be issued on a date that is at least six months and one day after the cancellation of the old options. Participation in the program is voluntary. To participate in the program, however, an employee must elect to cancel all of his or her eligible options. In other words, an employee may not elect to exchange some of his or her current options that are eligible for the program and retain others.

Persons Eligible to Participate. The program is open to all of our employees and the employees of our participating subsidiaries. Our executive officers are not, however, eligible to participate in the program. The program is also not available to our directors or any former employees. Furthermore, the Board of Directors will have the right in its sole discretion to exclude certain employees from participating in the program. The Board may exercise this discretion in case it is not practicable to enable employees residing in a non-U.S. jurisdiction to participate in the program. In determining whether to exercise this discretion, the Board will consider each jurisdiction on a case by case basis, having regard to the following factors: (i) whether it is permissible to conduct the program in the jurisdiction under local laws; (ii) the number of employees and officers residing in the jurisdiction and the number of options held by such persons that would otherwise be eligible for exchange under the program; and (iii) the incremental costs associated with implementing the program in the jurisdiction, including compliance with any burdensome financial, accounting, tax or regulatory requirements.

As of December 31, 2002, there were approximately 60,000 employees eligible to participate in the program. Participation in the program by eligible participants will be voluntary.

Options Eligible for Exchange. All options granted under the Incentive Plan, PerformanceShare, Global Share (other than options issued under Global Share in 2002) and the Transition Incentive Plan with exercise prices greater than $33.00 are eligible for exchange in the program. Options with exercise prices below $33.00 will not be eligible for exchange in the program.

Exchange Ratio. The exchange ratio for the program, i.e., how many current options an employee must surrender in order to receive one new option, is based on a bi-nomial pricing model. This model is a recognized and accepted method to determine the value of an option. We chose this approach in order to make the exchange program value neutral to our shareholders. In other words, we wanted to avoid the dilution in ownership that normally results when options are exchanged on a one-for-one basis.

Using the bi-nomial pricing model, the value of each option was determined both before and after the exchange using an assumed exercise price of approximately $20 per share for the new options to be issued under the program. These values were then compared to determine an appropriate exchange ratio based on the current option’s existing exercise price and remaining term. Generally, an employee will exchange from one and one-half to three existing options for a single new one. Fractions will be rounded up to the nearest whole number. Specifically, we have set the exchange ratio for both Global Share and PerformanceShare at one new option for every two old options surrendered. The average remaining term for old options granted under these two plans is approximately six years, with an average exercise price of $42.49. The specific exchange ratios, average remaining term and average exercise price for the Incentive Plan and the Transition Incentive Plan are set forth in the following table.

Exercise Price	Exchange Ratio (old option : new option)	Average remaining term of old options (in years)	Average exercise price of old options
Less than $33.00	N/A	N/A	N/A
$33.00 through $45.00	1.5 : 1	9.35	$40.71
$45.01 through $55.00	3.0 : 1	6.18	$48.45
More than $55.00	2.5 : 1	8.40	$60.83

The ratios take into account not only an old option’s exercise price, but also its remaining term. Because the old options with exercise prices in excess of $55.00 per share have a materially longer remaining term than the old options with exercise prices ranging from $45.01 to $55.00, such higher exercise price options have a more favorable exchange ratio.

Exercise Price of New Options. All new options will be granted with an exercise price equal to the mean between the highest and lowest sales prices of our Common Stock on the date of grant, which will be on a date at least six months and one day after the cancellation of the old options, unless a higher exercise price will achieve more favorable tax treatment for EDS or its employees under the laws of certain foreign jurisdictions.

Vesting of New Options. All new options granted in exchange for old options granted under Global Share or PerformanceShare will fully vest on the first anniversary of their date of grant. All new options granted in exchange for old options granted under the Incentive Plan or the Transition Incentive Plan will vest 50% on the first anniversary of their date of grant and 25% on each of the second and third anniversaries of their date of grant. Any prior vesting of old options will be disregarded.

Term of New Options. Each new option granted in exchange for old options granted under Global Share or PerformanceShare will have a term of four years from the date of grant. Each new option granted in exchange for old options granted under the Incentive Plan or the Transition Incentive Plan will have a term of six years from the date of grant, unless a longer term will achieve more favorable tax treatment for EDS or its employees under the laws of certain foreign jurisdictions.

Implementation of the Stock Option Exchange Program. The Board of Directors authorized the Stock Option Exchange Program in February 2003 upon the recommendation of its Compensation and Benefits Committee, subject to shareholder approval. If shareholders approve this proposal, after the Meeting eligible employees will be offered the opportunity to participate in the program under an Offer of Exchange to be filed with the SEC and various non-U.S. regulatory authorities and distributed to all eligible employees. Employees will be given a short election period in which to accept the offer of the new options in exchange for the surrender of all of their eligible existing options. For those employees who choose to participate in the program, all of their current options eligible for the program will be cancelled on the last day of this election period. The new options will be granted on a date that is at least six months and one day after the cancellation of the old options. We expect to commence the offer in the third quarter of 2003. We may, however, determine not to proceed with the program, even if it is approved by shareholders.

Accounting Treatment. We have structured the program to comply with Financial Standards Accounting Board guidelines so that EDS will receive the same accounting treatment for the new options as it does for its current options. In other words, the program has been designed so that we will avoid any accounting compensation charges against our earnings.

U.S. Federal Income Tax Consequences. The exchange should be treated as a non-taxable exchange and no income for U.S. federal income tax purposes should be recognized by the employees or EDS upon the grant of the new options.

New Plan Benefits

Because the decision to participate in the Stock Option Exchange Program is completely voluntary, we are not able to predict how many old options will be exchanged.

Also, as previously stated, our directors and executive officers are not eligible to participate in the program. The following table indicates as of December 31, 2002 the maximum number of shares of Common Stock covered by old options that could be cancelled and the maximum number of shares of Common Stock underlying new options that could be granted under the Stock Option Exchange Program.

Plan	Maximum Number of Shares of Common Stock Underlying Cancelled Old Options	Maximum Number of Shares of Common Stock Underlying Granted New Options
Incentive	39,000,548	17,813,907
Performance Share	6,072,846	3,036,423*
Transition Incentive	2,637,803	1,055,122*
Global Share	4,102,498	2,051,249*

*	All new options will be granted under the Incentive Plan, regardless of the plan under which the cancelled old options were originally granted.

Effect on Shareholders

We are not able to predict with any degree of certainty the impact the program will have on shareholders’ rights because we are unable to predict how many holders of old options will exchange such options or what the future market price of the Common Stock will be. The program was designed to be value neutral to our shareholders and to avoid the dilution in ownership that normally results when all options are exchanged on a one-for-one basis. There is a risk that employees will not see the Stock Option Exchange Program as a sufficient incentive to motivate and retain them as employees. Also, if the price of EDS’ stock rises after the new options are granted, then option holders will be more likely to exercise the new options than the current options and the exercises are likely to occur earlier. As additional shares of our Common Stock are issued upon option exercises, existing shareholders will be proportionately diluted.

Proposed Incentive Plan Amendments

In connection with the Stock Option Exchange Program, shareholder approval is being sought for amendments to the Incentive Plan. A vote in favor of Proposal 3 is a vote in favor of all proposed amendments. You may not vote separately with respect to any of the proposed amendments.

The Incentive Plan presently prohibits the cancellation of a stock option in exchange for the issuance of a new option with a lower exercise price. Consequently, we are asking shareholders to approve an amendment to the Incentive Plan so that we can on a one-time basis offer the Stock Option Exchange Program for the reasons previously described.

In addition, the Incentive Plan currently states that its objective is to attract and retain “key employees” of EDS and its subsidiaries. We believe that the term “key employees” is not sufficiently broad to apply to certain individuals who hold old options under the other plans eligible for the Stock Option Exchange Program, and we wish to clarify that this would not preclude the participation of any employee in the program or in the Incentive Plan. Consequently, we are asking shareholders to approve an amendment to the Incentive Plan so that any future option grants under the Incentive Plan may be made to any employee of EDS or any of its subsidiaries.

We are also seeking to increase the number of shares of Common Stock available for award under the Incentive Plan by a number of shares equal to the number of shares related to new options to be granted under the Incentive Plan in respect of old options cancelled under PerformanceShare, Global Share and the Transition Incentive Plans. As described below, none of the shares related to old options cancelled under those plans will be subject to reuse under those plans. Assuming full participation in the Stock Option Exchange Program, the aggregate number of old options cancelled under PerformanceShare, Global Share and the Transition Incentive Plan will be 12,813,147, and the number of additional shares provided for under the Incentive Plan as a result of such amendment, will be 6,142,794.

Finally, there are some additional administrative amendments to the Incentive Plan that will be necessary as a consequence of the broadened pool of employees that will be eligible for awards under the plan following the completion of the Stock Option Exchange Program and to update the number of shares available for awards thereunder.

If Proposal 3 is approved, the Incentive Plan will be amended and restated to reflect the amendments discussed above and will be renamed the “2003 Incentive Plan of Electronic Data Systems Corporation.”

A summary of the principal features of the Incentive Plan is set forth in Appendix A hereto. The complete Incentive Plan, as proposed to be amended, is set forth in Appendix B.

Other Plan and Option Changes

PerformanceShare specifically prohibits the “reuse” of shares underlying any old options granted under that plan, while the Incentive Plan and Global Share expressly permit such reuse and the Transition Incentive Plan does not expressly prohibit such reuse. Our Board of Directors has determined that any shares underlying surrendered old options issued under Global Share, PerformanceShare and the Transition Incentive Plan will not be reused under any of such plans. In connection with completion of the program, the Board will amend Global Share and the Transition Incentive Plan to provide, like PerformanceShare, that shares underlying any cancelled old options may not be reused under such plan. The Board may approve such amendment without shareholder approval and is not seeking your consent to such amendment. Any shares related to old options cancelled under the Incentive Plan will remain subject to reuse. Assuming full participation in the Stock Option Exchange Program, old options relating to 39,000,548 shares granted under the Incentive Plan will be cancelled, and after regrants of new options relating to 17,813,907 shares under the Incentive Plan in exchange for such old options, 23,285,121 shares (including the 6,142,794 additional shares provided by the amendment described above, but excluding the additional shares provided for by the amendment described in Proposal 4) will be available for future awards under the Incentive Plan.

The outstanding options under Global Share eligible for participation in the program had initially been scheduled to expire on August 1, 2003. In anticipation of this proposal, in February 2003, the Compensation and Benefits Committee of the Board extended the expiration date of those options to December 31, 2003 in order to permit the holders to participate in the program.

Neither Proposal 3 nor Proposal 4 is conditioned upon the approval of the other.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 4:	AMENDMENT AND RESTATEMENT OF INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS THEREUNDER BY 42,000,000 SHARES

The Board of Directors has determined that it would be in the best interests of EDS and its shareholders to amend the Incentive Plan to increase the number of shares available for awards thereunder by 42,000,000 shares. As a result of this amendment, the number of shares that may be issued under the Incentive Plan would increase to 63,699,376, in addition to the shares subject to awards outstanding as of December 31, 2002 and any additional shares resulting from the approval of Proposal 3.

The Board of Directors believes that stock options and other stock-based incentives play an important role in attracting and retaining the services of employees and directors and in linking the interests and efforts of such persons to the long-term interest of our shareholders. Awards to employees may be made in the form of grants of stock options, stock appreciation rights, restricted or non-restricted stock or units denominated in stock, cash awards, performance awards, or any combination of the foregoing. As of March 27, 2003, approximately 10,000 employees were eligible to participate in the Incentive Plan. In addition, automatic and elective awards under the Incentive Plan in the form of stock options and restricted stock are made to directors who are not employees of EDS or any of its subsidiaries (“non-employee directors”). As of March 27, 2003, there were eight non-employee directors. If Proposal 3 is approved, all employees of EDS would be eligible to participate in the Incentive Plan.

A summary of the principal features of the Incentive Plan is set forth in Appendix A. The complete Incentive Plan, as proposed to be amended, is set forth in Appendix B.

If Proposal 4 is approved, the Incentive Plan will be amended and restated to reflect the amendments discussed above and will be renamed the “2003 Incentive Plan of Electronic Data Systems Corporation.”

Neither Proposal 3 nor Proposal 4 is conditioned upon the approval of the other.

The Board of Directors recommends a vote FOR this proposal.

SHAREHOLDER PROPOSALS

Certain of the following shareholder proposals contain certain assertions regarding EDS that, in the judgment of the Board, are incorrect. Rather than refuting all these inaccuracies, however, the Board has recommended a vote against these proposals for broader policy reasons as set forth following each proposal.

PROPOSAL 5: SHAREHOLDER PROPOSAL RELATING TO PROVISION OF

MANAGEMENT CONSULTING SERVICES BY AUDITOR

The Sheet Metal Workers’ National Pension Fund, 601 N. Fairfax St., Alexandria, VA 22314, the owner of 18,500 shares of Common Stock, has advised EDS that it intends to present the following resolution at the Meeting. The proposed resolution and supporting statement, for which EDS accepts no responsibility, are set forth below.

RESOLVED, that the shareholders of Electronic Data Systems (“Company”) request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide any management consulting services to our Company.

The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

Independent auditors have an important public trust. Investors must be able to rely on issuers’ financial statements. It is the auditor’s opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor’s opinion and will be far less likely to invest in that public company’s securities. Final Rule: Revision of the Commission’s Auditor Independence Requirements, Release No. 33-79 19, Feb. 5, 2001.

We believe that today investors seriously question whether auditors are independent of the company and corporate management that retain them. A major reason for this skepticism, we believe, is that management of once admired companies such as Enron, Tyco, and WorldCom have misled investors and their auditors have either been complicit or simply inept. Over the last year hundreds of billions of dollars in market value have vanished as investors have lost confidence in the integrity of our markets. A key reason for this lack of confidence is the distrust investors have in companies’ financial statements.

The U.S. Congress has attempted to respond to this crisis of confidence through passage of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”). The Sarbanes Act prohibits a company’s auditors from performing a wide range of defined non-audit services. These prohibitions, in turn, track the defined non-audit services in Rule 2-01 (c)(4) of the SEC’s Final Rule: Revision of the Commission’s Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

However, the Sarbanes Act fails to prohibit auditors from providing management consulting services, which we believe represents a significant loophole. While the Act does require that the audit committee of the board preapprove these non-audit services, we do not believe that is enough. We believe that management consulting represents a significant source of potential revenue to auditors and poses serious conflict of interest issues. For this reason, we think the better course is for companies not to engage their auditors to perform any management consulting services.

Many companies, including ours, either continue to engage their auditors to provide management consulting or provide inadequate disclosure in their proxy statements to ascertain whether they continue to engage their auditors for management consulting services. We urge your support for this resolution asking the board to cease engaging auditors for management consulting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Pursuant to the Sarbanes-Oxley Act of 2002, the SEC has proposed regulations that ban independent audit firms from providing specific types of non-audit services to audit clients. These prohibited services include bookkeeping services, actuarial services, management or human resource services and investment banking services. Other management consulting services are not per se prohibited services under Sarbanes-Oxley if such services are pre-approved by an issuer’s audit committee. For example, management consulting services addressing business continuity and security, tax preparation and planning services, ISO 9000/14000 compliance assessments and supply chain performance improvement are not prohibited services.

EDS is the parent company of A.T. Kearney, a global management consulting firm whose services include strategy and organization consulting and operations and business technology consulting. A.T. Kearney is one of EDS’ four lines of business. Accordingly, if EDS shall require any management consulting services it intends to utilize A.T. Kearney to the extent that firm provides those services and is not conflicted. In the event EDS should require specific services that are not offered by A.T. Kearney or if that firm is conflicted, it is the intent of the Audit Committee to cause EDS to utilize a third-party provider other than its independent auditor in all circumstances where comparable services are offered by a third-party provider at competitive rates. Historically, EDS has not utilized its independent auditor for any significant amount of management consulting services.

The Board of Directors and the Audit Committee are keenly focused on the need to ensure that the provision of non-audit services by our auditor does not impair our auditors’ independence. Notwithstanding our intention to utilize A.T. Kearney or other third-party service provider for management consulting services, there may exist circumstances in which such firms do not offer a required service or there would be a significant economic or other advantage to EDS to retain its independent auditor to provide such service. In such limited circumstances, the Board of Directors believes that it is in the best interest of shareholders that we maintain the flexibility permitted by the Sarbanes-Oxley Act to retain our independent auditor to provide such services, subject to the determination by the Audit Committee that the provision of such services would not impair the auditor’s independence. Any such retention would be pre-approved by the Audit Committee as required under the terms of its charter.

The Board of Directors believes that retention of discretion to utilize service providers consistent with the terms of the Sarbanes-Oxley Act enhances its ability to discharge its responsibilities to shareholders. The Board believes that the Audit Committee can enable EDS to retain this discretion without undermining that Committee’s ability to monitor and ensure the independence of our outside auditors. The Audit Committee will continually monitor and evaluate the performance of all audit as well as any non-audit services, including management consulting services, provided by our independent auditor as well as the fees paid for all such services and the compatibility of the non-audit services with the maintenance of the firm’s independence.

We attempted to contact representatives of the proponent to explain the Board’s intent to not retain our independent auditor for management consulting services except in the very limited circumstances described above. We believe this position is consistent with the goal we share with the proponent: assuring the independence of our outside auditors. However, the proponent did not respond to our several attempts to discuss this matter.

The Board of Directors unanimously recommends a vote AGAINST this proposal.

PROPOSAL 6: SHAREHOLDER PROPOSAL RELATING TO RIGHTS PLANS

John Chevedden, as proxy for Ray T. Chevedden and Veronica G. Chevedden, 2215 Nelson Ave., Redondo Beach, CA 90278, the owner of 1,060 shares of Common Stock, has advised EDS that he intends to present the following resolution at the Meeting. The proposed resolution and supporting statement, for which EDS accepts no responsibility, are set forth below.

Allow Shareholder Vote Regarding Poison Pills

This topic won more than 61%-yes vote at our company in 2000, 2001 & 2002

This is to recommend that our Board of Directors redeem any poison pill previously and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

Harvard Report.

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company had a poison pill) was positively and significantly related to company value.

Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

Since the 1980’s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Shareholder resolutions should be binding.

Shareholder resolutions should be binding according to Business Week in “The Best & Worst Boards” cover-page report, October 7, 2002. This proposal topic won more than 61% of our yes-no vote at each of our 2000, 2001 and 2002 annual meetings. The 69% vote in 2002 vote exceeded the 60%-average yes vote for this topic at 50 companies in 2002.

Serious Challenges Faced by our Company.

Shareholders believe that the serious challenges faced by our company in the past year demonstrate a need for shareholders to have an input on any poison pill considered by our company:

(1)	Our management made a surprise announcement that 3rd quarter 2002 profits would fall 84% and the 4th quarter outlook was also dismal.
(2)	EDS stock then fell 53%.
(3)	Our management gambled on the price of EDS stock and lost $225 million.
(4)	News of the $225 million loss set off fears that EDS could face a cash crunch and have difficulty in competing for capital-intensive contracts.
(5)	Our shares skidded another 29%.
(6)	Critics say that the EDS method of contract accounting leaves ample room for errors.
(7)	After EDS stock began its freefall, Proctor & Gamble delayed awarding EDS an expected $8 billion contract.
(8)	Investors are questioning CEO Brown’s generous $55 million pay package.

Council of Institutional Investors Recommendation.

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. The Corporate Library www.thecorporatelibrary.com also includes information on this topic. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. Shareholders believe that our company should follow suit and allow shareholder input.

Allow Shareholder Vote regarding Poison Pills

This topic won our 61%-Plus yes vote for three consecutive years. Yes on 6

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors has continued to maintain a shareholder rights plan because it believes, based on its collective experience and the advice of outside experts, that the plan protects shareholders’ interests. A rights plan is integral to the Board’s ability to fulfill its duties to shareholders and decisions concerning rights plans properly belong to the Board.

Rights plans were developed in the 1980s to counter a wide range of coercive tactics that had become common in hostile takeovers. A key function of a rights plan is to encourage potential acquirors to negotiate directly with the board of the target company, resulting in better offers for all shareholders. Rights plans give boards time to evaluate offers, investigate alternatives and take steps necessary to maximize value for all shareholders. Independent studies have demonstrated that rights plans have not historically prevented fair bids, but have been a factor in increasing the value paid to shareholders in hostile acquisitions. Our rights plan allows the Board to redeem the rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, adequately reflects the value of EDS and is in the best interest of its shareholders.

The economic benefits of a rights plan to shareholders have been validated in several studies. A study released in November 1997 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found after an extensive analysis of takeover transactions that companies with rights plans received takeover premiums that were on average eight percentage points higher than premiums paid for target companies without rights plans. The report also noted that the existence of a shareholder rights plan at a target company did not increase the likelihood of the defeat of a hostile takeover bid, nor the withdrawal of a friendly bid, and that the takeover rate was similar for companies with and without rights plans. It is for these reasons that companies continue to adopt new rights plans, and renew existing ones, in large numbers.

The Board recognizes that a shareholder rights plan is a powerful tool and should be scrutinized on a regular basis. Since 2000, it has mandated that the Governance Committee, which is comprised solely of independent directors, review and evaluate the appropriateness of maintaining the rights plan, the terms of the plan and any other matters related to the plan deemed appropriate by that Committee at least once every three years. In 2002, the Governance Committee reviewed our rights plan with the assistance of outside financial advisors. The Committee considered the arguments of the proponent of this proposal, the results of industry studies, the experiences of other companies with similar rights plans and other information presented by its outside financial advisors, and unanimously concluded that the rights plan continues to provide a valuable and necessary means for protecting the interests of all shareholders and maximizing the value of their investments in EDS.

The Board of Directors is required to act in a manner it believes serves your best interests, and it believes our current rights plan protects your interests as shareholders. In addition, the Board believes that decisions concerning the rights plan properly belong to the Board and it is unwise to restrict it from taking actions it believes protect your interests.

This proposal requires the approval of holders of a majority of the shares voting at the Meeting. Because the proposal is only a recommendation, however, its approval would not effectuate the changes it references. Redemption of the existing rights under the rights plan would require Board action. Implementation of a requirement for shareholder approval of future shareholder rights plans would require either Board action or a shareholder amendment of EDS’ Bylaws, which in turn requires approval by holders of at least two-thirds of EDS’ Common Stock.

The Board of Directors unanimously recommends a vote AGAINST this proposal.

PROPOSAL 7: SHAREHOLDER PROPOSAL RELATING TO MAJORITY VOTE

John Chevedden, as proxy for Nick Rossi, PO Box 249, Boonville, CA 95415, the owner of 120 shares of Common Stock, has advised EDS that he intends to present the following resolution at the Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which EDS accepts no responsibility, are set forth below.

Allow Simple-Majority Vote

This topic won an ascending 60%-66% of our yes-no votes in 2000, 2001 and 2002

Shareholders recommend our company implement a simple-majority vote rule. This recommendation includes all issues submitted to shareholder vote to the fullest extent possible and as soon as possible. This proposal recommends the greatest flexibility to adopt the spirit and the letter of this topic by amending our company governing documents including the bylaws and to take the usual means to support adoption.

Simple-majority requirements are widely supported.

Major pension funds support simple-majority provisions. Proponents of simple-majority vote said that super-majority vote requirements, like our company’s, may stifle bidder and devaluate our stock. Simple-majority resolutions at major companies won an overall 54% of yes-no shareholder votes in 1999 and 2000 and an 85%-yes vote at the three consecutive annual meetings. During this period, our management even tried to exclude this topic from the shareholder ballot.

Serious about Good Governance.

Enron and the corporate disasters that followed forced many companies to get serious about good governance. Increasingly, institutional investors are flocking to stocks of companies perceived as being well-governed and punishing stocks of companies seen as having lax oversight.

This proposal topic won significant institutional support to win an ascending 60% to 66% of the yes-no vote at three consecutive annual meetings. It is important for our management to maintain institutional investor support. Increasingly institutional investors are acting proactively as shareholders of companies. If our management loses the support of a number of large institutional investors and they sell their stock, this sell off could negatively impact all remaining shareholders. A McKinsey & Co. survey showed that institutional investors are prepared to pay an 18% premium for good corporate governance.

Shareholder resolutions should be binding according to Business Week in “The Best & Worst Boards” cover-page report, October 7, 2002.

Prevent Minority Control.

A supermajority rule, like our management has, can mean that if 100% of shares voted support a proposal, the proposal will not pass because a 75%-yes vote of all shares in existence is required for passage. Thus shareholder approval of certain items is all but impossible. Under our current rule, a small minority of shareholders, as little as 1%, could force their will on a 74% majority of shareholders.

Management Commitment to Shareholders.

By adopting a policy to allow simple majority vote, our board could demonstrate management concern and commitment to shareholder value. In recent years, certain companies have adopted proposal topics that won a majority of yes-no shareholder votes. Shareholders believe that our company should do so as well.

Allow Simple-Majority Vote

This topic won an ascending 60%-66% of our yes-no votes in 2000, 2001 and 2002. Yes on 7

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Most proposals submitted to a vote of EDS’ shareholders, whether by management or the shareholders, currently require a vote of a majority of the shares represented at a meeting, whether in person or by proxy. Consistent with applicable Delaware law, our Certificate of Incorporation contains provisions requiring the vote of 80% of the outstanding shares for certain actions. These limited provisions relate to the approval of certain business combination transactions with a significant shareholder, removal of directors, elimination of the classified board, and the requirement that shareholder action be taken at a meeting. In addition, our Bylaws require the vote of holders of two-thirds of the outstanding stock to amend its terms.

These super-majority vote provisions are intended to preserve and maximize the value of EDS for all shareholders by protecting against self-interested actions by one or a few large shareholders. Similar provisions are included in the governing documents of many public corporations. These provisions are intended to encourage a person making an unsolicited bid for the company to negotiate with the Board of Directors to reach terms that are fair and provide the best results for all shareholders. Without these provisions, it may be possible for the holders of a majority of the shares represented at a meeting to take actions that would give them effective control of EDS without negotiating with the Board to achieve the best results for other shareholders. These provisions are not intended to, and do not, preclude unsolicited offers to acquire EDS at a fair price. In fact, the super-majority vote requirement for business combinations with a significant shareholder do not apply if that shareholder is paying fair market value, or at least the amount previously paid by it for shares in any tender offer, for any additional shares to be acquired by it in the proposed transaction.

The Board of Directors is required to act in a manner it believes serves the best interest of shareholders. The Board and its Governance Committee have carefully reviewed the super-majority vote provisions in our Certificate of Incorporation and Bylaws in light of the shareholder vote on this proposal at prior Annual Meetings. After such consideration, the Board continues to believe that such provisions protect the interests of shareholders and should be maintained.

Adoption of this proposal would not in itself effectuate the changes contemplated by the proposal. Further action by the shareholders would be required to amend the Certificate of Incorporation and Bylaws. Under these documents, an 80% vote of the outstanding shares would be required for approval. Under Delaware law, amendments to the Certificate of Incorporation require a recommendation from the Board of Directors prior to submission to shareholders.

The Board of Directors unanimously recommends a vote AGAINST this proposal.

Additional Information

Other Matters to be Acted Upon at the Meeting

We do not know of any other matters to be validly presented or acted upon at the Meeting. Under our Bylaws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Expenses of Solicitation

The proxies solicited hereby are being solicited by EDS. The cost of soliciting proxies will be paid by EDS. Our officers and employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or e-mail. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock. We have retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of $6,500 plus reasonable out-of-pocket expenses.

Shareholders with Multiple Accounts

Shareholders who previously have elected not to receive an annual report for a specific account may request EDS to promptly mail its 2002 Annual Report to that account by writing EDS Investor Relations, 5400 Legacy Drive, Mail Stop H1-2D-05, Plano, Texas 75024, or by calling (888) 610-1122 or (972) 605-6661.

Shareholder Proposals for 2004 Annual Meeting

Under SEC rules, shareholder proposals intended to be presented at the 2004 Annual Meeting and included in the proxy materials for that meeting must be received no later than December 11, 2003, and must comply with applicable SEC rules. Proposals may be mailed to the Secretary of EDS at 5400 Legacy Drive, Plano, Texas 75024.

Our Bylaws provide for certain procedures that shareholders must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting. These procedures are applicable whether or not the proposal is intended to be included in our proxy materials for that meeting. Generally, the shareholder must notify the Secretary of EDS of the proposal not less than 90 days nor more than 270 days before the scheduled meeting date. The notice must include the name and address of the shareholder and of any other shareholders known by such shareholder to be in favor of the proposal. If the notice relates to a nomination for director, it must also set forth the name, age, principal occupation and business and residence address of any nominee(s), the number of shares of Common Stock beneficially owned by the nominee(s) and such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules (including the written consent of each nominee). Notice of an item of business shall include a description of the proposed business and the reason for conducting the proposed business at the annual meeting. Copies of the Bylaws are available from the Secretary of EDS. We currently expect that the 2004 Annual Meeting will be held on April 23, 2004, in which event any advance notice of nominations for directors and items of business (other than proposals to be included in the proxy materials, which as noted above must be received by December 11, 2003) must be given by shareholders by January 26, 2004.

APPENDIX A

DESCRIPTION OF INCENTIVE PLAN

The Incentive Plan is administered by the Compensation and Benefits Committee, which is comprised solely of non-employee directors. The Committee establishes the terms and conditions of awards granted under the Incentive Plan, subject to certain limitations in the plan. The Committee may delegate to the Chief Executive Officer and to other senior officers its duties under the Incentive Plan, except that no such delegation may be made in the case of actions with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934 or who are “covered employees” under Section 162(m) of the Internal Revenue Code.

The Incentive Plan provides for awards to be made with respect to a maximum of 37,922,485 shares of Common Stock (in addition to the shares that are the subject of awards outstanding as of December 31, 2000), of which 400,000 shares are available for awards to non-employee directors and the remaining shares are available for awards to employees. As currently in effect, of the shares of Common Stock available for stock-based employee awards, not more than 1,000,000 shares may be issued other than in the form of stock options. As of February 28, 2003, 2,098,480 shares were available for awards under the Incentive Plan and 67,012,653 shares were subject to outstanding awards, 317,338 of which were available for awards to non-employee directors and 421,702 of which were available for awards other than in the form of stock options. The number of shares of Common Stock subject to awards outstanding on or after December 31, 2002 that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued or are exchanged for awards that do not involve Common Stock will again immediately become available for awards under the Incentive Plan. If Proposal 3 is approved and all eligible option holders participate in the Stock Option Exchange Program, then options for 39,000,548 shares granted under the Incentive Plan will be cancelled, options for 23,956,701 shares (including options for 6,142,794 shares to be issued in exchange for existing options under other plans)will be granted under the Incentive Plan and (assuming no change in the number of shares available for award under the Incentive Plan from the number available at February 28, 2003 as described above) options for 23,285,121 shares will be available for future awards under the Incentive Plan. If Proposal 4 is approved, the maximum number of available shares will increase by 42,000,000 and the number of shares that may be issued under awards other than in the form of stock options will be increased from 421,702 to 42,421,702.

In any one calendar year, no individual may receive awards under the Incentive Plan consisting of options or stock appreciation rights (“SARs”) that are exercisable for more than 2,000,000 shares, or awards consisting of Common Stock or units denominated in Common Stock covering more than 500,000 shares, or a cash award in excess of $6,000,000.

Subject to applicable NYSE listing rules concerning shareholder approval of certain equity plans and material amendments thereto, the Board may amend, modify, suspend or terminate the Incentive Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment that would impair the rights of any participant with respect to any award may be made without the consent of such participant.

No award or any other benefit under the Incentive Plan is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, provided that the Committee may authorize all or a portion of any nonqualified stock option granted to a participant to be transferable for no consideration to certain immediate family members, a trust solely for the benefit of the participant and/or such immediate family members, or a partnership in which the only partners are the participant and or such immediate family members and/or trusts.

Employee Awards

The following types of awards may be made to employees under the Incentive Plan:

Stock Options. The Committee may grant either incentive stock options, which comply with Section 422 of the Code, or nonqualified stock options. The Committee will set option exercise prices and terms. Regardless of option type, however, the exercise price of an option may not be less than the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock on March 27, 2003 was $17.62.

SARs. SARs are rights to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified valuation of a number of shares of Common Stock on the date the rights are exercised over a specified strike price. The Committee may grant SARs either singly or in combination with an underlying stock option under the Incentive Plan. The terms of a SAR will be established by the Committee.

Stock Awards. The Committee may grant awards of Common Stock or awards denominated in units of Common Stock. The terms of any Stock Awards will be established by the Committee. The Committee may decide to include dividends or dividend equivalents as part of an award.

Cash Awards. Cash Awards consist of grants denominated in cash. The terms of any Cash Awards will be established by the Committee.

Performance Awards. The Committee may elect to grant any of the foregoing employee awards in the form of a Performance Award subject to the attainment of one or more performance goals. A Performance Award will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the Committee. A performance goal may be based upon one or more business criteria that apply to the employee, one or more business units of EDS or EDS as a whole, including the following: revenue, net income, cash flow, stock price, shareholder return, earnings per share, market performance, return on equity, return on assets or new contract values. A performance goal will be established by the Committee prior to the earlier of (x) 90 days after the start of the period of service to which the goal relates and (y) the lapse of 25% of the period of service, but in any event while the outcome is substantially uncertain.

Non-Employee Director Awards

Set forth below is a summary of the terms of the Incentive Plan as they relate to non-employee director awards.

Stock Options. Under the terms of the Incentive Plan, each non-employee director automatically receives a nonqualified option to purchase 4,000 shares of Common Stock (or such other number as the Board or Committee shall from time to time determine) on the first business day of the month following the date on which the annual meeting of shareholders is held. If a non-employee director begins service on a date other than the date of the annual meeting of shareholders in any year, the number of shares subject to the option will be prorated. The exercise price per share of all stock options granted to non-employee directors will be equal to the fair market value per share of Common Stock on the grant date. The term of the options will be for a period of 10 years from the date of grant. The options will become exercisable ratably in one-third increments on the first, second and third anniversaries of the date of grant. All unvested options will be forfeited if the non-employee director resigns from the Board without the consent of a majority of the other directors.

Restricted Stock. Under the terms of the Incentive Plan, each non-employee director automatically receives a restricted stock award covering 500 shares of Common Stock (or such other number as the Board or Committee shall from time to time determine) on the first business day of the month following the date on which the annual meeting of shareholders is held. If a non-employee director begins service on a date other than the date of the annual meeting of shareholders in any year, the number of shares covered by the restricted stock award will be prorated. The shares of Common Stock covered by the restricted Stock Award will vest ratably in one-third increments on the first, second and third anniversaries of the date of grant. The shares would vest fully upon the failure of the non-employee director to be re-elected as a director, the death of the non-employee director or the resignation of the non-employee director by reason of disability or at the request of a majority of the other directors. All unvested shares covered by the Stock Award will be forfeited if the non-employee director resigns from the Board without the consent of a majority of the other directors.

Receipt of Restricted Stock or Options in Lieu of Fees. Each non-employee director may make an annual election to receive all or a portion of his or her director’s fees (including annual retainer and meeting fees) in the form of stock options or restricted stock awards. The number of shares of restricted stock shall equal 110% of a fraction, the numerator of which is equal to the dollar amount of fees the director elects to forego in the next year in exchange for restricted stock and the denominator of which is equal to the fair market value of Common Stock on the date of the election. The number of stock options granted would equal the product of (x) three times (y) a fraction, the numerator of which is the amount of the fees the director elects to forego in the next year in exchange for options and the denominator of which is the fair market value of Common Stock on the date of the election.

U.S. Federal Income Tax Consequences

We have been advised by counsel that the material U.S. federal income tax consequences to EDS and its employees and non-employee directors of the grant and exercise of awards under existing and applicable provisions of the Code and regulations will generally be as set forth below. This summary does not purport to be complete, and does not cover, among other things, state, local and international tax treatment.

Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for EDS.

The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for EDS measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required for employees.

The exercise of an incentive stock option would not result in ordinary income for the grantee if the grantee (i) does not dispose of the shares within two years from the date of option grant or one year from the date of option exercise, and (ii) is an employee of EDS or a subsidiary from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the grantee as long-term capital gain and EDS would not be entitled to a deduction. The excess of the market value of the shares on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and EDS would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

SARs. The grant of a SAR would not result in income for the grantee or in a deduction for EDS. Upon the exercise of a SAR, the grantee would recognize ordinary income and EDS would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required for employees.

Cash Awards; Performance Awards; Stock Awards. A grantee will recognize ordinary income upon receipt of cash pursuant to a Cash Award or Performance Award. A grantee will not have taxable income upon the grant of a Stock Award in the form of units denominated in Common Stock, but rather will generally recognize ordinary income at the time he or she receives Common Stock or cash in satisfaction of such award in an amount equal to the fair market value of the Common Stock or cash received. In general, a grantee will recognize ordinary income as a result of the receipt of Common Stock pursuant to a Stock Award or Performance Award in an amount equal to the fair market value of the Common Stock when it is received, although if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the grantee will recognize ordinary income in an amount equal to the fair market value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture. Income tax withholding would be required for employees.

Section 162(m). Compensation of the named executive officers may be subject to the tax deduction limits of section 162(m) of the Internal Revenue Code. Stock options, SARs and Cash Awards that qualify as “performance-based compensation” are excluded from the deduction limits under section 162(m). The Incentive Plan enables the Committee to grant stock options, SARs and annual incentive bonuses (in the form of Cash Awards) that are fully tax deductible by EDS.

APPENDIX B

AMENDED AND RESTATED ELECTRONIC DATA SYSTEMS

CORPORATION INCENTIVE PLAN

[2003 INCENTIVE PLAN OF ELECTRONIC DATA SYSTEMS CORPORATION]1

1. Plan. This Amended and Restated Incentive Plan of Electronic Data Systems Corporation (the “Plan”) is a further amendment and restatement of the Amended and Restated Incentive Plan of Electronic Data Systems Corporation and, subject to approval by the stockholders of Electronic Data Systems Corporation (the “Company”), shall be effective as of February 6, 2001. [This 2003 Incentive Plan of Electronic Data Systems Corporation, effective as of May 20, 2003, is a further amendment and restatement of the Amended and Restated Electronic Data Systems Corporation Incentive Plan.]2

2. Objectives. This Plan is designed to attract and retain [key]3 employees of the Company and its Subsidiaries (as hereinafter defined), to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such employees and Directors, and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Annual Director Award Date” means, for each year, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

“Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means any Employee Award Agreement or Director Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation and Benefits Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of an Award to a Nonemployee Director, including, but not limited to, the grant of a Director Option or Director Restricted Stock.

“Director Award Agreement” means a written agreement between the Company and a Participant who is a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

“Director Options” means Nonqualified Options granted to Nonemployee Directors pursuant to the applicable terms, conditions and limitations specified in paragraph 9(a) hereof.

“Director Restricted Stock” means Common Stock granted to Nonemployee Directors pursuant to the applicable terms, conditions and limitations specified in paragraph 9(b) hereof.

“Disability” means, with respect to a Nonemployee Director, the inability to perform the duties of a Director for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

“Dividend Equivalents” means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof)

1To be substituted if either Proposal 3 or Proposal 4 is approved.

2To be substituted if either Proposal 3 or Proposal 4 is approved.

3To be deleted if Proposal 3 is approved.

which are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

“Employee Award Statement” means a written notice to a Participant who is an Employee from the Company setting forth the terms, conditions and limitations applicable to an Employee Award.4

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq Stock Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq Stock Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted but are traded in the over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Noncompetition Provisions” has the meaning set forth in paragraph 8(c) hereof.

“Nonemployee Director” has the meaning set forth in paragraph 4(b) hereof.

“Nonqualified Stock Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price (in each case, as determined by the Committee).

“Split-Off” means the split-off of the Company from General Motors Corporation (“GM”) on June 7, 1996 pursuant to which each outstanding share of Class E Common Stock of GM was converted into one share of Common Stock, and the Company became an independent publicly-traded corporation.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

4To be added if Proposal 3 adopted.

[“Stock Option Exchange Program” means the Stock Option Exchange Program approved as Proposal 3 at the 2003 Annual Meeting of Shareholders of the Company.]5

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4. Eligibility.

(a) Employees. Employees eligible for Employee Awards under this Plan shall consist of those Employees whose performance or contribution, in the judgment of the Committee, benefits or will benefit the Company.

(b) Directors. Directors eligible for Director Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”).

5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, the aggregate number of shares of Common Stock that may be issued under the Plan for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) is 37,922,485 [            X            ]6[            Y            ]7[            Z            ]8(in addition to any shares that are the subject of Awards outstanding as of [December 31, 2000]9), of which an aggregate of not more than [400,000]10 shares shall be available for Director Awards (in addition to any shares subject to Director Awards as of [December 31, 2000]11) and the remainder shall be available for Employee Awards, including Incentive Options (provided, that no Award of an Incentive Option with respect to such shares shall be made on or after [February 5, 2013]12), the date which is 10 years after the Board’s approval of this amended and restated Plan). The number of shares of Common Stock that are the subject of any Awards outstanding on or after December 31, 2002 that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by the Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for issuance under Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5To be added if Proposal 3 is adopted.

6[X = the number which reflects the increased number of shares available for grant under the Plan, which is an amount equal to the total of (i) number of shares related to new options granted in exchange for the cancellation of old options granted under all plans other than the Plan (which number will not exceed 6,142,794 shares), plus (ii) the number of shares otherwise available for awards as of the effective date of the amendment and restatement. This number will be substituted if only Proposal 3 is approved.

7Y=the number which reflects the total of (i) the increased number of shares available for grant under the Plan if only Proposal 4 is approved (42,000,000), plus (ii) the number of shares otherwise available for awards as of the effective date of the amendment and restatement. This number will be substituted if only Proposal 4 is approved.

8Z= the number which reflects the total of (i) the aggregate increase in shares available for grant described in notes 6 and 7 (which will not exceed 48,142,794 shares), plus (ii) the number of shares otherwise available for awards as of the effective date of the amendment and restatement.

9This date will be the effective date of the amendment and restatement.

10This number will be reduced as of the effective date of the amendment and restatement to reflect the grants of options since the date of the last amendment and restatement of the Plan.

11This date will be the effective date of the amendment and restatement.

12This date will be the tenth anniversary of the effective date of the amendment and restatement.

6. Administration.

(a) This Plan shall be administered by the Committee. The Board, in its sole discretion may exercise any authority of the Committee under the Plan in lieu of the Committee’s exercise thereof, in which instances references to the Committee shall refer to the Board. To the extent required (i) in order for Employee Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, the Committee shall be the Board or shall consist of at least two members of the Board who meet the requirements of the definition of “non-employee director” set forth in Rule 16b-3 promulgated under the Exchange Act, and (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom meets the definition of “outside director” under said Section 162(m).

(b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt, amend and rescind such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner (except any change which would result in the lowering of the grant price without shareholder approval) that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such awards or action are subject to Section 16 of the Exchange Act or are “covered employees” as defined in Section 162(m) of the Code.

8. Employee Awards.

(a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may be embodied in an Employee Award Agreement or Employee Award Statement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion [and shall be signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company]13. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that no Option may be issued in exchange for the cancellation of an Option with a lower exercise price [other than in connection with the Stock Option Exchange Program]14. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or Employee Award Statement.

(h) Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares

13To be deleted if Proposal 3 is approved.

14To be added if Proposal 3 is approved.

of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than, but may exceed, the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Right. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. A Performance Goal may be based on one or more of business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following criteria: revenue, net income, Common Stock price, stockholder return, stockholder value, economic value, earnings per share, market performance, return on assets, return on equity, earnings, operating profits, cash flow, working capital, costs, new business contract values, and/or such other financial, accounting or quantitative metric determined by the Committee. A Performance Goal may, but need not be, based upon a change or an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, limiting economic losses, or a relative comparison of performance to the performance of a peer group or other external or internal measure (measured, in each case, by reference to specific business criteria). A Performance Goal may include or exclude items to measure specific objectives, including, without limitation, extraordinary or other non-recurring items, acquisitions and divestitures, internal restructuring and reorganizations, accounting charges and effects of accounting changes. In interpreting Plan provisions applicable to Performance Goals and Performance Awards applicable to Awards to Employees who are “covered employees” under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals to any such “covered employee”, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i) No Participant may be granted, during any calendar year period, Employee Awards consisting of Options or SARs that are exercisable for more than 2,000,000 shares of Common Stock, subject to adjustment pursuant to the provisions of paragraph 15 hereof;

(ii) No Participant may be granted, during any calendar period, Employee Awards consisting of shares of Common Stock or units denominated in such shares (other than any Employee Awards consisting of Options or SARs) covering or relating to more than 500,000 shares of Common Stock, subject to adjustment pursuant to the provisions of paragraph 15 hereof (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iii) No Participant may be paid under any Employee Awards consisting of Cash Awards or any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any calendar-year period an amount in excess of $6,000,000.

(c) Prior to the Split-Off, certain awards consisting of shares of GM Class E Common Stock or units denominated in such shares (the “Existing Stock Awards”) had been made to Employees under the Plan as in effect from time to time prior to the Split-Off. As of the Split-Off, each Existing Stock Award was adjusted so that such award consisted of or related to a number of shares of Common Stock equal to the number of shares of GM Class E Common Stock that were the subject of such Existing Stock Award immediately prior to such date, without any alteration or enlargement of the rights of the holders thereof. Notwithstanding anything to the contrary contained in this Plan, all Existing Stock Awards that were subject to the restrictions and other provisions relating to competition by participants and related matters set forth in Section 10 of the Plan as in effect immediately prior to the Split-Off (the “Noncompetition Provisions”) continue to be subject to the Noncompetition Provisions, as fully and to the same extent as if such Section 10 were set forth herein in its entirety. Awards made after the Split-Off shall be subject to such restrictions and other provisions relating to competition or other conduct detrimental to the Company as determined by the Committee.

9. Director Awards. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. In addition, each Nonemployee Director shall be entitled to any other Award as the Board or Committee may determine, which Award shall be embodied in a Director Award Agreement which shall contain such terms, conditions and limitations (including, but not limited to, terms, conditions and limitations which may be similar to those applicable to Employee Awards) as shall be determined by the Board or Committee in its discretion. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

(a) Director Options. On each Annual Director Award Date occurring on or after June 1, 2000, each Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 4,000 shares of Common Stock (or such other number of shares as the Board or Committee shall from time to time determine). In the event that after June 1, 2000, a Nonemployee Director is elected otherwise than by election at an annual meeting of stockholders of the Company, on the date of his or her election, such Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number) equal to the product of (i) 4,000 and (ii) a fraction the numerator of which is the number of days between the election of such Nonemployee Director and the next scheduled Annual Director Award Date (or, if no such date has been scheduled, the first anniversary of the immediately preceding Annual Director Award Date) and the denominator of which is 365. Each Director Option shall have a term of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. All Director Options shall vest and become exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the date of grant. All unvested Director Options shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

In addition to the Director Options automatically awarded pursuant to the immediately preceding paragraph, a Nonemployee Director may make an annual election to receive, in lieu of all or any portion of the Director’s fees he or she would otherwise be entitled to receive in cash during the next year (including both annual retainer and meeting fees), Director Options that provide for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number) equal to the product of (x) three times (y) a fraction the numerator of which is equal to the dollar amount of fees the Nonemployee Director elects to forego in the next year in exchange for Director Options and the denominator of which is equal to the Fair Market Value of the Common Stock on the effective date of the election. Each annual election made by a Nonemployee Director pursuant to this paragraph 9(a) (i) shall take the form of a written document signed by such Nonemployee Director and filed with the Secretary of the Company, (ii) shall designate the dollar amount of the fees the Nonemployee Director elects to forego in the next year in exchange for Director Options and (iii) to the extent provided by the Committee in order to ensure that the Award of the Director Options is exempt from Section 16 by virtue of Rule 16b-3, shall be irrevocable and shall be made prior to the date as of which such Award of Director Options is to be effective. An Award of Director Options at the election of a Nonemployee Director shall be effective on the next Annual Director Award Date.

Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company.

(b) Director Restricted Stock. On each Annual Director Award Date occurring on or after June 1, 2000, each Nonemployee Director shall automatically be granted 500 shares of Director Restricted Stock (or such other number of shares as the Board or Committee shall from time to time determine). In the event that after June 1, 2000, a Nonemployee Director is elected otherwise than by election at an annual meeting of stockholders of the Company, on the date of his or her election, such Nonemployee Director shall automatically be granted a number of shares of Director Restricted Stock (rounded up to the nearest whole number) equal to the product of (i) 500 and (ii) a fraction the numerator of which is the number of days between the election of such Nonemployee Director and the next scheduled Annual Director Award Date (or, if no such date has been scheduled, the first anniversary of the immediately preceding Annual Director Award Date) and the denominator of which is 365. Shares of Director Restricted Stock awarded to a Nonemployee Director (i) shall vest in increments of one-third of the total number of shares of Director Restricted Stock (rounded up to the nearest whole number) that are the subject of such Award on the first and second anniversaries of the date of grant and all remaining shares of Director Restricted Stock that are the subject of such Award on the third anniversary of the date of grant and (ii) shall fully vest (to the extent not previously vested pursuant to clause (i) above) upon a failure to reelect the Nonemployee Director as Director, the death of the Director or the resignation of the Director by reason of Disability or at the request of a majority of the other Directors. All unvested shares of Director Restricted Stock granted to a Nonemployee Director shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors. Under such terms and conditions as may be established by the Committee and, in lieu of Restricted Stock to be automatically awarded as of an Annual Award Date, a Nonemployee Director may irrevocably elect to receive an equivalent amount of Phantom Stock Units under the Company’s Deferred Compensation Plan for Nonemployee Directors in which event no Restricted Stock shall be automatically awarded to a Nonemployee Director on such date.

In addition to the Director Restricted Stock automatically awarded pursuant to the immediately preceding paragraph, a Nonemployee Director may make an annual election to receive, in lieu of all or any portion of the Director’s fees he or she would otherwise be entitled to receive in cash during the next year (including both annual retainer and meeting fees), a number of shares of Director Restricted Stock (rounded up to the nearest whole number) having a Fair Market Value equal to 110% of a fraction the numerator of which is equal to the dollar amount of fees the Nonemployee Director elects to forego in the next year in exchange for Director Restricted Stock and the denominator of which is equal to the Fair Market Value of the Common Stock on the effective date of the election. Each annual election made by a Nonemployee Director pursuant to this paragraph 9(b) (i) shall take the form of a written document signed by such Nonemployee Director and filed with the Secretary of the Company, (ii) shall designate the dollar amount of the fees the Nonemployee Director elects to forego in the next year in exchange for Director Restricted Stock and (iii) to the extent provided by the Committee in order to ensure that the Award of the Director Restricted Stock is exempt from Section 16 by virtue of Rule 16b-3, shall be irrevocable and shall be made prior to the date as of which such Award of Director Restricted Stock is to be effective. An Award of Director Restricted Stock at the election of a Nonemployee Director shall be effective on the next Annual Director Award Date.

Any Award of Director Restricted Stock shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Restricted Stock is granted and by an Authorized Officer for and on behalf of the Company.

10. Payment of Awards.

(a) General. Payment of Employee Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award is made in the form of Restricted Stock, the Employee Award Agreement or Employee Award Statement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral. With the approval of the Committee, payments in respect of Employee Awards may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Employee Awards in accordance with procedures established by the Committee. Any deferred payment of an Employee Award, whether elected by the Participant or specified by the Employee Award Agreement, Employee Award Statement or by the Committee, may be forfeited if and to the extent that the Employee Award Agreement or Employee Award Statement so provides.

(c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

(d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.

11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock or Director Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock (including by attestation of ownership) or other Employee Awards; provided that any Common Stock that is or was the subject of an Employee Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award. Unless otherwise provided in the applicable Award Agreement or Employee Award Statement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock or Director Restricted Stock used as consideration therefore, shall be subject to the same restrictions as the Restricted Stock or Director Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

12. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, or if later, the date of income recognition, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law. [Any income or compensation arising out of the grant, vesting or exercise of an Employee Award shall not be taken into account in determining overtime, bonus, life insurance, pension or such other benefits except as provided in the relevant plan or policy covering such compensation or benefits or as otherwise required by law.]15

13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

14. Assignability. Except as provided below, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted to a Participant to be transferable to:

(a)	the spouse, parents, children, stepchildren, grandchildren or legal dependents of the Participant (“Immediate Family Members”);

(b)	a trust or trusts solely for the benefit of the Participant and/or such Immediate Family Members, or;

(c)	a partnership in which the only partners are the Participant, such Immediate Family Members and/or a trust or trusts solely for the benefit of the Participant and/or such Immediate Family Members, provided that:

15To be added if Proposal 3 is approved.

(i)	there may be no consideration for any such transfer;

(ii)	the Employee Award Agreement or Employee Award Statement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this paragraph 14; and

(iii)	subsequent transfers of transferred Options shall be prohibited except those to the Participant or individuals or entities described in clauses (a), (b) or (c) above, or by the laws of descent or distribution.

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including but not limited to, (i) restrictions or other provisions relating to competition or other conduct detrimental to the Company, and (ii) the obligation of the Participant for payment of taxes with respect to the exercise of such Options and the rights of the Company to withhold such taxes from the Participant or to otherwise require the Participant to satisfy all obligations for the withholding of such taxes as contemplated by paragraph 12 above. The provisions relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in the Employee Award Agreement or Employee Award Statement.

The Committee may prescribe and include in applicable Award Agreements or Employee Award Statements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9(a) hereof, (vi) the number of shares of Director Restricted Stock automatically granted pursuant to paragraph 9(b) hereof and (vii) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board or Committee shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9(a) hereof, (v) the number of shares of Director Restricted Stock automatically granted pursuant to paragraph 9(b) hereof and (vi) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or an assumption of previously issued Awards as part of such adjustment.

16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state [and non-U.S.]16 securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement or Employee Award Statement, that any ambiguities or inconsistencies in the construction of

16To be added if Proposal 3 is approved.

this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock certificates delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state [and non-U.S.]17 securities laws. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, Award Agreement or any Employee Award Statement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

17To be added if Proposal 3 is approved.

Directions to EDS Headquarters

Legacy Dr.
Hedgcoxe
Parkwood
Dallas North Tollway
EDS Guest Entrance
EDS Centre
2
3
1
Legacy Dr.
Tennyson Pkwy.
EDS
121
Legacy Dr.
EDS
Parkwood
Dallas North Tollway
Tennyson Pkwy.
75
PLANO
Park Blvd.
289
N
121
Pres. G. Bush Hwy.
190
RICHARDSON
35E
ADDISON
Preston Rd.
Beltline Rd.
75
121
Lyndon B. Johnson (LBJ) Frwy.
635
289
635
International Pkwy.
114
DFW International Airport
360
348
12
Dallas North Tollway
Central Expwy.
114
IRVING
Harry Hines
Love Field
12
183
Mockingbird Lane
DALLAS
35E
Woodall Rodgers
30
12
67
75

Directions from Dallas Love Field:
Exit airport on Cedar Springs; turn left (east) on Mockingbird Lane; go north on Dallas North Tollway; exit and turn right (east) on Tennyson Parkway; turn left (north) on Parkwood Boulevard. The EDS guest entrance is on the right. Turn right into the EDS campus and follow signs to parking.

Directions from DFW Airport:
Take North airport exit and follow signs to SH 121 North. Proceed for approximately 14 miles on SH 121 North. Turn right on Legacy Drive. Turn right on Parkwood Boulevard and left into the EDS campus. Follow signs to parking.

ANNUAL MEETING OF SHAREHOLDERS OF

ELECTRONIC DATA SYSTEMS CORPORATION

May 20, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS 5, 6 AND 7.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.    Election of Directors.

NOMINEES
☐ FOR ALL NOMINEES	m William H. Gray, III
m Ray J. Groves
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	m Ray L. Hunt m Jeffrey M. Heller

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of auditors.	☐	☐	☐
3. Amendment of Incentive Plan to permit one-time exchange of options granted under that and other identified plans.	☐	☐	☐

4. Amendment of Incentive Plan to authorize additional shares.	☐	☐	☐
5. Shareholder proposal regarding management consulting services by independent auditor.	☐	☐	☐

6. Shareholder proposal regarding rights plan.	☐	☐	☐
7. Shareholder proposal regarding majority vote.	☐	☐	☐

This card also constitutes your voting instructions for shares held in the EDS 401(k) Plan, the EDS Puerto Rico Savings Plan, the GM Savings-Stock Purchase Program, the GM Personal Savings Plan, the Delphi Automotive Savings-Stock Purchase Plan and the Delphi Automotive Personal Savings Plan, and the undersigned hereby authorizes the respective trustees/administrators of such plans to vote the shares held in the undersigned’s accounts. Generally, shares in any of these plans will NOT be voted unless this proxy (which constitutes your voting instructions) is returned, although unvoted shares in the EDS Puerto Rico Savings Plan may, and unvoted shares in the GM Savings-Stock Purchase Program and the Delphi Automotive Savings-Stock Purchase Plan will, be voted in the discretion of the plans’ trustees. Unvoted shares in the EDS 401(k) Plan will be voted in the same manner and proportion as the shares of stock with respect to which voting instructions were received.

Please check here if you plan to attend the meeting. ☐	If you do not want to receive an Annual Report for this account, please mark this box.	☐

Signature of Shareholder                                                                      Date:

Signature of Shareholder                                                                      Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ELECTRONIC DATA SYSTEMS CORPORATION

PROXY/VOTING INSTRUCTION CARD

This Proxy is solicited on behalf of the Board of Directors

for the Annual Meeting of Shareholders on May 20, 2003

The undersigned hereby authorizes Michael H. Jordan, Robert H. Swan, and D. Gilbert Friedlander, and each or any of them with power to appoint his substitute, to vote as Proxy for the undersigned at the Annual Meeting of Shareholders to be held at the offices of EDS, 5400 Legacy Drive, Plano, TX 75024 on May 20, 2003, at 1:00 p.m., or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

(SEE OTHER SIDE)

COMMENTS:

ANNUAL MEETING OF SHAREHOLDERS OF

ELECTRONIC DATA SYSTEMS CORPORATION

May 20, 2003

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

        - OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	ACCOUNT NUMBER

        - OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.	CONTROL NUMBER

Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3, AND 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS 5, 6 AND 7.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.    Election of Directors.

NOMINEES
☐ FOR ALL NOMINEES	m William H. Gray, III
m Ray J. Groves
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	m Ray L. Hunt m Jeffrey M. Heller

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of auditors.	☐	☐	☐
3. Amendment of Incentive Plan to permit one-time exchange of options granted under that and other identified plans.	☐	☐	☐

4. Amendment of Incentive Plan to authorize additional shares.	☐	☐	☐
5. Shareholder proposal regarding management consulting services by independent auditor.	☐	☐	☐

6. Shareholder proposal regarding rights plan.	☐	☐	☐
7. Shareholder proposal regarding majority vote.	☐	☐	☐

This card also constitutes your voting instructions for shares held in the EDS 401(k) Plan, the EDS Puerto Rico Savings Plan, the GM Savings-Stock Purchase Program, the GM Personal Savings Plan, the Delphi Automotive Savings-Stock Purchase Plan and the Delphi Automotive Personal Savings Plan, and the undersigned hereby authorizes the respective trustees/administrators of such plans to vote the shares held in the undersigned’s accounts. Generally, shares in any of these plans will NOT be voted unless this proxy (which constitutes your voting instructions) is returned, although unvoted shares in the EDS Puerto Rico Savings Plan may, and unvoted shares in the GM Savings-Stock Purchase Program and the Delphi Automotive Savings-Stock Purchase Plan will, be voted in the discretion of the plans’ trustees. Unvoted shares in the EDS 401(k) Plan will be voted in the same manner and proportion as the shares of stock with respect to which voting instructions were received.

Please check here if you plan to attend the meeting. ☐	If you do not want to receive an Annual Report for this account, please mark this box.	☐

Signature of Shareholder                                                                      Date:

Signature of Shareholder                                                                      Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.